EXHIBIT 4.17

MALLESONS STEPHEN JAQUES

Implementation Deed

Dated

BHDated Billiton Limited (“BHP Billiton”)
BHP Steel Limited (“BHP Steel”)

Mallesons Stephen Jaques
Level 28
Rialto
525 Collins Street
Melbourne Vic 3000
Telephone (61 3) 9643 4000
Facsimile (61 3) 9643 5999
www.mallesons.com

Implementation Deed Contents

1	Objectives	4

2	Pre-Completion obligations	4

2.1	BHP Billiton’s obligations before Completion	4
2.2	BHP Steel’s obligations before Completion	6

3	Completion obligations	8

3.1	Completion	8
3.2	Completion obligations interdependent	8
3.3	BHP Billiton’s obligations on Completion	8
3.4	BHP Steel’s obligations on Completion	9

4	Post-Completion obligations	9

4.1	BHP Billiton’s post-Completion obligations	9
4.2	BHP Steel’s post-Completion obligations	11
4.3	Calculation of Adjustment Payment	14
4.4	Adjustment for AUD/NZD Backed Facility	15
4.5	Subvention Payments	16
4.6	Determination of Accounting Separation Date	18

5	Further Assurances	18

5.1	BHP Billiton’s general obligations	18
5.2	BHP Steel’s general obligations	18
5.3	Indemnities operate in accordance with their terms	18
5.4	Announcements	18

6	Notices	19

6.1	Form	19
6.2	Delivery	19
6.3	When effective	19
6.4	Deemed receipt - postal	19
6.5	Deemed receipt - fax	19
6.6	Deemed receipt - general	19

7	General	20

7.1	How the actual level of Inter-company Debt is calculated	20
7.2	Determination of the Initial Consideration Amount	21
7.3	Determination of the Consideration Adjustment	21
7.4	Determination of the Final Consideration Amount	21
7.5	Sample calculations	21
7.6	Discretion in exercising rights	21
7.7	Variation and waiver	21
7.8	Construction	21
7.9	Legal costs	22
7.10	Stamp duty	22

8	Applicable law	22

8.1	Governing law	22
8.2	Jurisdiction	22
8.3	Service of process	22

9	Interpretation	22

9.1	Definitions	22
9.2	Definitions in the Demerger Deed	28
9.3	Contents of Schedules	28
9.4	References to certain general terms	28
9.5	Headings	29
9.6	Inconsistent agreements	29

Schedule 1 - Capital Reduction Resolution		30

Schedule 2 - Bonus Issue Resolution		31

Schedule 3 - Scheme		32

Schedule 4 - Dividend Reinvestment Plan		43

Schedule 5 - New BHP Steel Constitution		52

Schedule 6 - Pro forma directors’ deed of indemnity, access and insurance		105

Schedule 7 - Sale Shares		116

Schedule 8 - Form of AIS Transfer Agreement		117

Annexure 1 - Sample Calculations		127

Implementation Deed
Details

Interpretation – definitions are at the end of the General Terms

Parties	BHP Billiton and BHP Steel

BHP Billiton	Name	BHP Billiton Limited

	ABN	49 004 028 077

	Registered in	Victoria

	Address	600 Bourke Street Melbourne Victoria

	Fax	(03) 9609 3015

	Attention	The Company Secretary

BHP Steel	Name	BHP Steel Limited

	ABN	16 000 011 058

	Registered in	New South Wales

	Address	120 Collins Street, Melbourne VIC

	Fax	(03) 9666 4118

	Attention	The Company Secretary

Recitals	A
BHP Steel is an Australian based steel company involved in the manufacture and distribution of a wide range of steel products, including flat products such as slabs, hot-rolled coil, plate, building products and coated products including the brands GALVABOND®, ZINCALUME® and COLORBOND®.

	B	BHP Billiton intends to divest its existing steel businesses comprising BHP Steel by way of a pro rata distribution to its existing shareholders under a scheme of arrangement.

	C	By the Restructure Agreements, BHP Billiton, BHP Steel and certain of their Related Entities have transferred certain assets and shares so that:

(a) all assets and corporate entities

         necessary for BHP Steel’s businesses are held by or transferred to the correct BHP Steel entity; and

(b)    all assets and corporate entities not required by the BHP Steel Group in connection with its businesses are held by or transferred to the BHP Billiton Group.

D
BHP Billiton and BHP Steel and certain of their respective Related Entities have, on or about the date of this deed, entered into the Demerger Deed to effect the orderly separation from BHP Billiton, transition and emergence of BHP Steel and its subsidiaries as an independently owned corporate group in accordance with the fundamental principles recorded in the Demerger Deed.

E
The Steel Demerger will involve various implementation steps including in particular the following:

(a)    BHP Billiton undertaking the Capital Reduction;

(b)    BHP Billiton entering into a Court approved scheme of arrangement with the holders of its Shares; and

(c)    the implementation of a matching action in the form of a bonus share issue of BHP Billiton Plc shares to BHP Billiton Plc shareholders.

A facility will also be implemented contemporaneously with the Scheme under which shareholders in BHP Billiton will be given the opportunity to elect to sell BHP Steel Shares to which they would otherwise be entitled under the Scheme. In connection with the facility a general retail offer will be made (including to existing BHP Billiton Shareholders to enable them to purchase more BHP Steel Shares). An institutional offer to local and overseas institutions (including the United States) will also be made.

F	The terms of the Scheme provide for the compulsory application of the Reduction Amount per Scheme Share as consideration for the transfer of 94% of the BHP Steel Shares held by BHP Billiton, on a pro rata basis, to Scheme Shareholders (excluding Ineligible Overseas Shareholders and Selling Shareholders who sell their entitlement under the Sale Facility). Upon the transfer of the BHP Steel Shares under the terms of the Scheme, BHP Steel will cease to be a subsidiary of BHP Billiton. 6% of BHP Steel Shares will not be distributed under the Scheme but will be retained by BHP Billiton and offered for sale under the Offer.

G
The divestment is conditional on, amongst other things, the approval by the Court of the Scheme and the approval by BHP Billiton shareholders of the Capital Reduction and Scheme and by BHP Billiton Plc shareholders of the Steel Demerger.

	H	As at the date of this deed, BHP Steel has an issued share capital of 99,999,998 ordinary shares, all of which are registered in the name of and beneficially held by BHP Billiton.

I
BHP Billiton and BHP Steel have agreed by executing this deed to carry into effect the Scheme, the Capital Reduction and all steps contemplated to implement the Scheme and the Capital Reduction to bring about the Steel Demerger.

	J	The Joint Global Coordinators are to be engaged under the Selling Agreements in relation to the conduct and implementation of the Offer.

Governing law		Victoria

Date of deed		See signing page

Implementation Deed
General terms

1	Objectives

The parties acknowledge that their objectives in entering into this deed are:

(a)	to complete the transfer of the Sale Shares;

(b)	to implement the Capital Reduction, the Schemes, the Matching Action, Sale Facility and Offer to give effect to the Steel Demerger; and

(c)	to achieve the admission of BHP Steel to the Official List of ASX, the official quotation of the BHP Steel Shares and the commencement of trading of the BHP Steel Shares on ASX.

2	Pre-Completion obligations

2.1	BHP Billiton’s obligations before Completion

BHP Billiton agrees that it must, before Completion, do the following:

(a)
(Transaction Documents): subject to clause 2.1(b), execute and deliver to BHP Steel, and procure each of its subsidiaries (as necessary) to execute and deliver to BHP Steel, each Transaction Document, to the extent not already executed;

(b)
(Share transfers) subject to the Demerger Deed, execute and deliver to BHP Steel, and procure each of its subsidiaries (as necessary) to execute and deliver to BHP Steel, each Share Transfer, to the extent not already executed;

(c)
(Access to BHP Billiton Treasury): continue up to and including the end of 30 June 2002 to make available to BHP Steel the clearing house services of BHP Billiton Treasury division with Cash adjusted against the Inter-company Debt on a daily basis;

(d)
(Cancellation of access to BHP Treasury): take appropriate action to ensure that the clearing house services that BHP Billiton Treasury division provides to BHP Steel pursuant to clause 2.1(c) are cancelled as from the end of 30 June 2002;

(e)
(Scheme Meeting): apply to the Court for orders for the convening of the Scheme Meeting and for the despatch of the notices of meeting and proxy forms in respect thereof to the relevant BHP Billiton shareholders;

(f)	(Sale Facility and Offer): implement and conduct the Sale Facility and Offer on the terms as more fully described in the Offer Documentation;

(g)
(General Meeting to consider Capital Reduction Resolution): if the Court makes the order referred to in clause 2.1(e), convene a general meeting of BHP Billiton shareholders to be held on the same day as the Scheme Meeting for the purpose of considering and, if thought fit, passing the Capital Reduction Resolution;

(h)
(BHP Billiton Plc): to cause an extraordinary general meeting of BHP Billiton Plc shareholders to be held on or about the same day as the Scheme Meeting, for the purpose of considering and, if thought fit, approving, by ordinary resolution, the Steel Demerger and the issue of bonus shares to BHP Billiton Plc Shareholders;

(i)	(Application for listing): apply to ASX for admission of BHP Steel to the Official List of ASX and for official quotation of all BHP Steel Shares;

(j)	(Adopt New BHP Steel Constitution): cause BHP Steel to adopt, on or before the First Court Hearing Date, the New BHP Steel Constitution;

(k)	(Adopt Dividend Reinvestment Plan): cause BHP Steel to adopt the rules of the Dividend Reinvestment Plan;

(l)	(Adopt BHP Steel Share Plan): cause BHP Steel to adopt the BHP Steel Share Plan;

(m)
(Approve deeds of indemnity, access and insurance): approve, on or before the First Hearing Date, the entry by BHP Steel into deeds of indemnity, access and insurance with the Incoming Directors substantially in the form attached in schedule 6;

(n)
(Court Approval of the Scheme): if the Capital Reduction Resolution is duly passed and the Scheme is agreed to in accordance with section 411(4)(a)(ii) of the Corporations Act, apply to the Court for its approval of the Scheme; and

(o)	(Commence trading on ASX): do everything reasonably necessary to ensure that:

(i)	ASX grants approval to the application for BHP Steel’s admission to the Official List of ASX; and

(ii)	trading in BHP Steel Shares (on a deferred settlement basis or otherwise) commences on the Business Day after the closure of the Institutional Offer or as soon as possible thereafter;

(p)
(Selling Agreements): do everything necessary to ensure it complies with its obligations under the terms of the Selling Agreements and advise BHP Steel of any breach of the Selling Agreements (including any representation, warranty or undertaking);

(q)	(Disclosure): advise BHP Steel immediately if it becomes aware of any fact, matter or circumstance that would result in or may result in:

(i)	the Scheme Booklet or Offer Documentation containing a material statement which is misleading or deceptive; or

(ii)	there being a material omission from the Scheme Booklet or Offer Documentation;

(r)
(Actions): not (and procure that its directors, officers and management do not) take any action that would result in or be likely to result in the Scheme Booklet or Offer Documentation containing a material statement that is misleading or deceptive or would result in the Scheme Booklet or Offer Documentation containing a material omission;

(s)
(Reconstitution of Board): procure, effective from 10 May 2002, the appointment to the Board of the Incoming Directors and the resignation from the Board, on terms approved by BHP Steel, of the Outgoing Directors but so that a properly constituted Board is in existence at all times; and

(t)	(Reduce Capital): resolve to reduce by the Reduction Amount the capital of each Scheme Share on the Legal Separation Date in accordance with the Capital Reduction Resolution.

2.2	BHP Steel’s obligations before Completion

BHP Steel agrees that it must, before Completion, do the following:

(a)
(Transaction Documents): subject to clause 2.2(b), execute and deliver to BHP Billiton, and procure each of its subsidiaries (as necessary) to execute and deliver to BHP Billiton, each Transaction Document, to the extent not already executed;

(b)
(Share transfers) subject to the Demerger Deed, execute and deliver to BHP Billiton, and procure each of its subsidiaries (as necessary) to execute and deliver to BHP Billiton, each Share Transfer, to the extent not already executed;

(c)
(Use of BHP Billiton Treasury): continue to utilise, up to and including the end of 30 June 2002, the clearing house services of BHP Billiton Treasury division on a daily basis for the payment to BHP Billiton and receipt from BHP Billiton of Cash;

(d)	(Application of Cash): apply the Cash on a daily basis (pursuant to clause 2.2(c)) as an adjustment to the Inter-company Debt;

(e)	(Adopt New BHP Steel Constitution): adopt, on or before the First Court Hearing Date, the New BHP Steel Constitution;

(f)
(Incoming Directors’ agreements): on or before the First Court Hearing Date, enter into such agreements with the Incoming Directors as consideration for the Incoming Directors agreeing to join the Board;

(g)	(Consents of Incoming Directors): obtain signed forms of consent to act as directors from the Incoming Directors;

(h)	(Resignation of Outgoing Directors): approve the terms of resignation, if any, for the Outgoing Directors;

(i)	(Execute Facilities): on or before the Meetings Date, agree the terms of and execute the Facilities;

(j)
(Satisfy Conditions Precedent of Facilities): use its best endeavours to satisfy all conditions precedent under the Facilities on or before the Meetings Date and satisfy all outstanding conditions precedent under the Facilities before Completion;

(k)
(Enter into deeds of indemnity, access and insurance): enter into deeds of insurance, access and indemnity in the terms approved by BHP Billiton, with the Incoming Directors on or before the First Court Hearing Date;

(l)
(Conduct of business): subject to this deed conduct its business in the ordinary and normal course and not alter or agree to alter its capital structure in any respect (except as contemplated in the Scheme Booklet or Offer Documentation);

(m)
(Assist in implementation of Sale Facility and Offer): provide all reasonable assistance (including to BHP Billiton) necessary to facilitate the implementation of the Sale Facility and Offer, including procuring, to the extent possible, the assistance of BHP Steel officers, employees and advisers to facilitate such implementation;

(n)
(Work with BHP Billiton in application for listing): to the extent and in the manner possible, satisfy any requirements ASX imposes on BHP Steel, work with BHP Billiton in preparing and lodging the application to ASX for the admission of BHP Steel to the Official List of ASX and for official quotation of all BHP Steel Shares, and provide BHP Billiton with all reasonable assistance to enable it to satisfy any requirements ASX imposes on it, in relation to the admission of BHP Steel to the Official List of ASX and for official quotation of all BHP Steel Shares (for trading on a deferred settlement basis or otherwise);

(o)
(Selling Agreements): do everything necessary to ensure it complies with the terms of the Selling Agreements and advise BHP Billiton of any breach of BHP Steel’s obligations under the Selling Agreements (including any representation, warranty or undertaking);

(p)	(Disclosure): advise BHP Billiton immediately if it becomes aware of any fact, matter or circumstance that would result in or may result in:

(i)	the Scheme Booklet or Offer Documentation containing a material statement which is misleading or deceptive; or

(ii)	there being a material omission from the Scheme Booklet or Offer Documentation; and

(q)
(Actions): not (and procure that its directors, officers and management do not) take any action that would result in or be likely to result in the Scheme Booklet or Offer Documentation containing a material statement that is misleading or deceptive or would result in the Scheme Booklet or Offer Documentation containing a material omission.

3	Completion obligations

3.1	Completion

(a)
Completion will take place at 10.00 am on the Effective Date or, subject to clause 3.1(b), such other time as agreed by the parties, at the offices of Mallesons Stephen Jaques, Melbourne, or such other place as is agreed by the parties.

(b)	The parties agree that if the Effective Date does not occur on or before 31 December 2002 this deed will terminate and be of no further force or effect.

3.2	Completion obligations interdependent

Completion occurs only when each of the Completion obligations set out in this clause have been fulfilled, it being the intention of the parties that the Completion obligations in this clause are inter-dependent and are to be fulfilled, as far as possible, contemporaneously.

3.3	BHP Billiton’s obligations on Completion

BHP Billiton agrees that it must, on Completion, do the following:

(a)
(Amend New BHP Steel Constitution): if it has not already done so, cause BHP Steel to amend the New BHP Steel Constitution to the extent necessary to satisfy ASX requirements and to facilitate admission of BHP Steel to the Official List of ASX and official quotation of all BHP Steel Shares;

(b)	(Receipt of Repayment Amount): if it has not already done so, upon receipt of the Repayment Amount from BHP Steel, reduce the Inter-company Debt by that amount;

(c)
(BHP Steel executive service agreements): approve under Part 2E of the Corporations Act, as required, any relevant executive service agreements with senior BHP Steel executives, any offer to be made to the Incoming Directors under the BHP Steel Share Plans or other remuneration for BHP Steel directors and senior executives;

(d)	(Lodge Court Orders): if the Scheme is approved pursuant to section 411(4)(b) of the Corporations Act, lodge the office copy of the Court’s approval and confirmation order, if applicable, with ASIC;

(e)	(Settlement of Stevedoring Payable): pay to BHP Steel the Stevedoring Payable in cleared and available funds into the bank account nominated by BHP Steel;

(f)	(Pay adjustment for AUD/NZD Backed Facility): if necessary make any payment required under clause 4.4; and

(g)
(Call in respect of Partly Paid BHP Billiton Limited Shares): if the Scheme has been approved by the Court and the office copies of the order of the Court approving the Scheme have been lodged with ASIC, make an interim call in respect of each Partly Paid BHP Billiton Limited Share in accordance with the Scheme.

3.4	BHP Steel’s obligations on Completion

BHP Steel agrees that it must, on Completion, do the following:

(a)	(Service agreements with BHP Steel directors and executives): enter into any relevant executive service agreements with senior BHP Steel executives (as approved by BHP Billiton under clause 3.3(c));

(b)
(Drawdown Notice under Facilities): if it has not already done so, issue a drawdown notice under the terms of each of the Facilities so that the amount receivable by BHP Steel under this clause 3.4(b) at least equals the Repayment Amount;

(c)	(Pay BHP Repayment Amount): if it has not already done so, pay BHP Billiton the Repayment Amount which is to be applied against the Inter-company Debt; and

(d)	(Pay adjustment for AUD/NZD Backed Facility): if necessary, make any payment required under clause 4.4.

4	Post-Completion obligations

4.1	BHP Billiton’s post-Completion obligations

BHP Billiton agrees that it must, after Completion and on or before the date specified, do the following:

(a)
(Subscribe for BHP Steel Shares): on or before the Listing Date, if it has not already done so, subscribe for such number of BHP Steel Shares, being one fifth the number of Shares on issue on the Record Date (as adjusted for roundings to provide for the allocation of BHP Steel Shares to each Scheme Shareholder in accordance with the BHP Steel Entitlement Number of that Scheme Shareholder), plus such number of additional BHP Steel Shares required to enable BHP Billiton to retain a 6% shareholding in BHP Steel on the Legal Separation Date, less the 99,999,998 BHP Steel Shares on issue at the date of this deed, for the Initial Consideration Amount (as adjusted in accordance with clauses 4.3, 4.5 and 7.4), with the payment for such shares to be effected by adjustment against the Inter-company Debt;

(b)
(Further subscription for BHP Steel Shares): if necessary on or before the Legal Separation Date, subscribe for such further BHP Steel Shares at nil consideration as are necessary to ensure the total number of BHP Steel Shares on issue on the Legal Separation Date is sufficient to permit the allocation of BHP Steel Shares to each Scheme Shareholder in accordance with the BHP Steel Entitlement Number of that Scheme Shareholder and to permit BHP Billiton to retain a 6% shareholding in BHP Steel on the Legal Separation Date;

(c)
(Conditions on listing): satisfy any requirements ASX imposes on it in relation to the admission of BHP Steel to the Official List of ASX and for official quotation of all BHP Steel Shares (for trading on a deferred settlement basis or otherwise);

(d)
(Scheme Shareholder instructions): communicate to BHP Steel all binding instructions in place at the Close of Registers between each Scheme Shareholder and BHP Billiton relating to Scheme Shares (including, without limitation, any instructions relating to payments of dividends or to communications from BHP Billiton but excluding tax file numbers) and any binding instructions received from successful applicants under the Offer;

(e)
(Sale of Ineligible Overseas Shareholders’ entitlements): if the Sale Facility and the Offer are not implemented, procure, as contemplated under the Scheme, the sale of the BHP Steel Shares referrable to the Ineligible Overseas Shareholders as soon as is reasonably practicable but in any event not more than 10 Business Days after the later of the Listing Date and the Legal Separation Date and the payment of the net proceeds of sale of their BHP Steel Shares (on an averaged basis so that all Ineligible Overseas Shareholders receive the same price per BHP Steel Share, subject to rounding to the nearest whole cent) and any income referable to those BHP Steel Shares (less any tax and expenses);

(f)	(Calculate Consideration Adjustment): calculate the Consideration Adjustment as contemplated by clause 7.3 and apply it against the Inter-company Debt;

(g)	(Calculate the Adjustment Payment): calculate the Adjustment Payment by the time provided in clause 4.3;

(h)	(Adjustment Payment): if necessary, pay the Adjustment Payment to BHP Steel by the time provided in clause 4.3;

(i)	(Sale Facility and Offer): implement and conduct the Sale Facility and Offer in accordance with the Offer Documentation;

(j)	(Effect transfer of BHP Steel Shares): do everything necessary to effect the transfer of BHP Steel Shares from BHP Billiton to:

(i)	the Scheme Shareholders;

(ii)	Successful Applicants; or

(iii)	the Sale Agent in respect of Ineligible Overseas Shareholders (if the Offer is not implemented),

immediately following the Capital Reduction on the Legal Separation Date;

(k)	(Disclosure): up until the Legal Separation Date advise BHP Steel as soon as practicable if it becomes aware of any fact, matter or circumstance that would result in or may result in:

(i)	the Scheme Booklet or Offer Documentation containing a material statement which is misleading or deceptive; or

(ii)	there being a material omission from the Scheme Booklet or Offer Documentation;

(l)
(Assistance): give BHP Steel such assistance as is reasonably required (including the provision of information to enable it or its officers to issue closing certificates) to enable it to comply with its obligations under the Selling Agreements;

(m)
(Actions): up until the Legal Separation Date not (and procure that its directors, officers and management do not) take any action that would result in or be likely to result in the Scheme Booklet or Offer Documentation containing material that is false or misleading or would result in the Scheme Booklet or Offer Documentation containing a material omission; and

(n)	(Selling Agreements): do everything necessary to ensure it complies with the covenants given by it under the Selling Agreements.

4.2	BHP Steel’s post-Completion obligations

BHP Steel agrees that it must, after Completion and on or before the date specified, do the following:

(a)
(Issue of BHP Steel Shares): on or before the Listing Date, if it has not already done so, issue to BHP Billiton such number of BHP Steel Shares, being one fifththe number of Shares on issue on the Record Date, (as adjusted for roundings to provide for the allocation of BHP Steel Shares to each Scheme Shareholder in accordance with the BHP Steel Entitlement Number of that Scheme Shareholder), plus such number of additional BHP Steel Shares required to enable BHP Billiton to retain a 6% shareholding in BHP Steel on the Legal Separation Date, less the 99,999,998 BHP Steel Shares on issue at the date of this deed, for the Initial Consideration Amount (as adjusted in accordance with clauses 4.3, 4.5 and 7.4), with payment for such shares by BHP Billiton to be effected by adjustment against the Inter-company Debt;

(b)
(Further issue of BHP Steel Shares): if necessary on or before the Legal Separation Date, issue to BHP Billiton for nil consideration such further BHP Steel Shares as are necessary to ensure the total number of BHP Steel Shares on issue on the Legal Separation Date is sufficient to permit the allocation of BHP Steel Shares to each Scheme Shareholder in accordance with the BHP Steel Entitlement Number of that Scheme Shareholder and to permit BHP Billiton to retain a 6% shareholding in BHP Steel on the Legal Separation Date;

(c)	(Register transfers of BHP Steel Shares): register or cause to be registered, by 10.00pm on the Legal Separation Date:

(i)	the Scheme Shareholders as the holders of BHP Steel Shares to which the Scheme Shareholders are entitled under the Scheme; and

(ii)	if the Offer and Sale Facility are implemented, the Successful Applicants under the Offer as the holders of BHP Steel Shares to which such applicants are entitled under the Offer; and

(iii)	if the Offer is not implemented, the Sale Agent as the holder of the BHP Steel Shares in respect of Ineligible Overseas Shareholders under the terms of the Scheme,

and, where applicable, in the case of joint holders, such registration is to take place in the same order as the holders’ names appear on the BHP Billiton share register;

(d)
(Scheme Shareholder instructions): if the Offer is implemented, accept, as binding instructions from Scheme Shareholders and successful applicants under the Offer relating to BHP Steel Shares, all instructions communicated to it by BHP Billiton under clause 4.1(d) until such time as the Scheme Shareholders or successful applicants under the Offer revoke or amend those instructions relating to BHP Steel Shares in writing addressed to BHP Steel at its share registry;

(e)
(Conduct of business): up until the Legal Separation Date, subject to this deed, conduct its business in the ordinary and normal course and not alter or agree to alter its capital structure in any respect (except as contemplated in the Scheme Booklet or Offer Documentation);

(f)
(Actions): up until the Legal Separation Date not (and procure that its directors, officers and management do not) take any action that would result in or be likely to result in the Scheme Booklet or Offer Documentation containing material that is false or misleading or would result in the Scheme Booklet or Offer Documentation containing a material omission;

(g)
(Conditions on listing): to the extent and in the manner possible, satisfy any requirements ASX imposes on BHP Steel, and provide BHP Billiton with all reasonable assistance to enable it to satisfy any requirements ASX imposes on it or BHP Steel, in relation to the admission of BHP Steel to the Official List of ASX and for official quotation of all BHP Steel Shares (for trading on a deferred settlement basis or otherwise);

(h)	(Assist in implementation of Sale Facility and Offer): provide all reasonable assistance (including to BHP Billiton) necessary to facilitate:

(i)	the implementation of the Sale Facility and Offer, including procuring, to the extent possible, the assistance of BHP Steel officers, employees and advisers to facilitate such implementation;

(ii)
facilitating to the extent required and at the direction of BHP Billiton the transfer of BHP Steel Shares to Successful Applicants and Scheme Shareholders on the Legal Separation Date including compliance with any requirements of ASX;

(iii)
causing the issue of holding statements or similar notices to Successful Applicants and Scheme Shareholders on the Legal Separation Date within the time required by the Listing Rules and contemplated in the Timetable;

(iv)
provide such information as is necessary or available to it and direct the Share Registry to provide BHP Billiton particulars relating to any proxy form, application form, buy or sell forms or other communication received by it or the Share Registry in relation to the Scheme Sale Facility and Offer and provide such information (and procure the Steel Share Registry to do so) that BHP Billiton may reasonably request in connection with the implementation of the Scheme, Sale Facility and Offer; and

(v)
give BHP Billiton such assistance as is reasonably required (including the provision of information to enable it or its officers to issue closing certificates) to enable it to comply with its obligations under the Selling Agreements;

(i)	(Calculate Consideration Adjustment): calculate the Consideration Adjustment as contemplated by clause 7.3 and apply it against the Inter-company Debt;

(j)	(Calculate the Adjustment Payment): calculate the Adjustment Payment by the time provided in clause 4.3;

(k)	(Adjustment Payment): if necessary, pay the Adjustment Payment to BHP Billiton by the time provided in clause 4.3;

(l)
(Assistance): procure that it and its senior executives and directors provide all reasonable assistance and access that BHP Billiton and the Joint Global Coordinators may require for the purposes of communications and roadshows with investors in connection with the marketing of the Offer or in connection with any discussions or communications with any regulatory body in connection with the Scheme or the Offer; and

(m)	(Selling Agreements): do everything necessary to ensure that it complies with the covenants given by it, or by BHP Billiton on behalf of it, under the Selling Agreements.

4.3	Calculation of Adjustment Payment

(a)
BHP Billiton and BHP Steel must each use best endeavours to agree, within 15 Business Days following the Legal Separation Date, the actual amount of Inter-company Debt as at the Accounting Separation Date.

(b)
The parties agree that the variance between the Initial Consideration Amount and the actual Inter-company Debt is to be determined and apportioned between the Adjustment Payment and the Consideration Adjustment in accordance with this clause 4.3 and clauses 7.1 and 7.3. It is acknowledged by the parties that the Initial Consideration Amount includes an estimate of forecast net operating cashflows of BHP Steel as referred to in clause 4.3(c)(ii).

(c)	The parties agree that the Adjustment Payment is to be an amount equal to the difference between:

(i)	actual net operating cashflow relating to the Australian based operations of BHP Steel arising from Operational Items received by BHP Billiton in Australia between 1 January 2002 and 30 June 2002; and

(ii)
forecast net operating cashflow relating to the Australian based operations of BHP Steel arising from Operational Items forecast to be received by BHP Billiton in Australia between 1 January 2002 and 30 June 2002 (being the forecast cashflow reflected in the Initial Consideration Amount), the amount of which is to be agreed between the parties in writing prior to the Accounting Separation Date, and, in the absence of agreement, is to be determined by BHP Billiton.

(d)	If the actual net operating cashflow received by BHP Billiton in Australia referred to in clause 4.3(c)(i) is:

(i)
greater than the forecast cashflow relating to the Australian based operations from Operational Items as reflected in the Initial Consideration Amount, then BHP Billiton must pay to BHP Steel the difference; and

(ii)
less than the forecast cashflow relating to the Australian based operations from Operational Items as reflected in the Initial Consideration Amount, then BHP Steel must pay to BHP Billiton the difference,

(in either case, the “Adjustment Payment”). The Adjustment Payment must be paid as the case may be by BHP Steel or BHP Billiton, within 5 Business Days following its determination in accordance with this clause 4.3 (unless clauses 4.3(e) to (i) apply).

(e)
If BHP Billiton and BHP Steel cannot agree the Adjustment Payment within 20 Business Days of the Legal Separation Date, the determination of the Adjustment Payment must be referred to the chief executive officers of BHP Billiton and BHP Steel (or, if either chief executive officer is unavailable, to the chief financial officer) who must meet and use their best endeavours to agree the Adjustment Payment within 25 Business Days of the Legal Separation Date.

(f)
The Adjustment Payment agreed by the chief executive officers of BHP Billiton or BHP Steel (or chief financial officers) must be paid by either BHP Billiton or BHP Steel, as relevant, within 5 Business Days of the date on which the chief executive officers (or chief financial officers) agree the Adjustment Payment in accordance with clause 4.3(e).

(g)
If the chief executive officers of BHP Billiton and BHP Steel (or chief financial officers) cannot agree the Adjustment Payment within 25 Business Days of the Legal Separation Date, either BHP Billiton or BHP Steel may refer the determination of the Adjustment Payment to the Independent Auditor who is to act as an expert and not as an arbitrator. BHP Billiton and BHP Steel may provide to the Independent Auditor such information they consider reasonably necessary to assist the Independent Auditor in his or her determination of the Adjustment Payment. The Independent Auditor, on receiving the referral, must determine the Adjustment Payment as soon as practicable after receiving submissions from BHP Billiton and BHP Steel (such submissions must be delivered to the Independent Auditor within 10 Business Days of the Independent Auditor receiving the referral). The procedures for determination are to be decided by the Independent Auditor in its absolute discretion.

(h)
The decision of the Independent Auditor is, in the absence of manifest error, to be conclusive and binding on the parties for the purposes of determining the Adjustment Payment. BHP Billiton and BHP Steel agree to pay, in the proportions determined by the Independent Auditor, the Independent Auditor’s costs and expenses in connection with the reference.

(i)
The Adjustment Payment determined by the Independent Auditor must be paid by either BHP Billiton or BHP Steel, as relevant, within 5 Business Days of the date on which the Independent Auditor determines the Adjustment Payment in accordance with clause 4.3(g).

4.4	Adjustment for AUD/NZD Backed Facility

The parties acknowledge their intention that the AUD/NZD Backed Loan be novated by BHP Billiton to BHP Steel as at the Accounting Separation Date and agree that if the balance of the AUD/NZD Backed Facility is:

(a)	less than A$425 million as at the Accounting Separation Date, BHP Steel will pay to BHP Billiton an amount equal to the difference between A$425 million and the closing balance; and

(b)	greater than A$425 million as at the Accounting Separation Date, BHP Billiton will pay to BHP Steel an amount equal to the difference between the closing balance and A$425 million.

In either case, the payment is to be made on Completion.

4.5	Subvention Payments

(a)
BHP Billiton and BHP Steel acknowledge that Tax Losses may be transferred between BHP Billiton and its Subsidiaries and BHP Steel and its Subsidiaries in respect of the year of income ended 30 June 2002 and that the actual amount of those Tax Losses will not be determined until preparation of tax returns in respect of that year of income. BHP Billiton and BHP Steel agree that payments are to be made between the parties in respect of Tax Losses as provided in this clause 4.5.

(b)	If a Tax Loss is transferred to the BHP Steel Group by BHP Billiton or a BHP Billiton Group company (“Transferor”) in respect of the year of income ended 30 June 2002:

(i)
BHP Steel (or the relevant BHP Steel Group company) will pay to the Transferor, by adjustment of the Inter-company Debt as at the Accounting Separation Date, an amount equal to the estimated amount of the Tax Loss (“Estimated Tax Loss”) multiplied by 30%, with that adjustment being taken into account for the purposes of determining the Initial Consideration Amount (and, for the avoidance of doubt, with no cash payment being made);

(ii)	if the actual amount of the Tax Loss exceeds the Estimated Tax Loss, BHP Steel or the relevant BHP Steel Group company must pay to the Transferor an amount equal to the difference between:

(A)	the actual amount of the Tax Loss multiplied by 30%; and

(B)	the amount determined and transacted through the Inter-company Debt under clause 4.5(b)(i); or

(iii)	if the actual amount of the Tax Loss is less than the Estimated Tax Loss, the Transferor must pay to BHP Steel or the relevant BHP Steel Group company an amount equal to the difference between:

(A)	the amount determined and transacted through the Inter-company Debt under clause 4.5(b)(i); and

(B)	the actual amount of the Tax Loss multiplied by 30%; and

(iv)	any payment required to be made under clauses 4.5(b)(ii) or 4.5(b)(iii) is to be paid in available funds not more than 15 Business Days after the determination of the actual Tax Loss.

(c)	If a Tax Loss is transferred to the BHP Billiton Group by BHP Steel or a BHP Steel Group company (“Transferor”) in respect of the year of income ended 30 June 2002:

(i)
BHP Billiton (or the relevant BHP Billiton Group company) will pay to the Transferor, by adjustment of the Inter-company Debt as at the Accounting Separation Date, an amount equal to the estimated amount of the Tax Loss (“Estimated Tax Loss”) multiplied by 30% with that adjustment being taken into account for the purposes of determining the Initial Consideration Amount (and, for the avoidance of doubt, with no cash payment being made); and

(ii)	if the actual amount of the Tax Loss exceeds the Estimated Tax Loss, BHP Billiton or the relevant BHP Billiton Group company must pay to the Transferor an amount equal to the difference between:

(A)	the actual amount of the Tax Loss multiplied by 30%; and

(B)	the amount determined and transacted through the Inter-company Debt under clause 4.5(c)(i); or

(iii)	if the actual amount of the Tax Loss is less than the Estimated Tax Loss, the Transferor must pay to BHP Billiton or the relevant BHP Billiton Group company an amount equal to the difference between:

(A)	the amount determined and transacted through the Inter-company Debt under clause 4.5(c)(i); and

(B)	the actual amount of the Tax Loss multiplied by 30%; and

(iv)	any payment required to be made under clauses 4.5(c)(ii) or 4.5(c)(iii)is to be paid in available funds not more than 15 Business Days after the determination of the actual Tax Loss.

(d)
Any disagreements in respect of payments to be made under clauses 4.5(b)(ii), 4.5(b)(iii), 4.5(c)(ii) or 4.5(c)(iii) are to be referred for resolution or determination under clauses 4.3(e) to (i) as if the relevant disagreement were a disagreement in respect of the Adjustment Payment.

4.6	Determination of Accounting Separation Date

The parties agree that:

(a)	if the Effective Date occurs after 1 July 2002 but before the 15th day of a month, the Accounting Separation Date is the first day of that month; and

(b)	if the Effective Date falls on or after the 15th day of a month, the Accounting Separation Date is the first day of the next month.

5	Further Assurances

5.1	BHP Billiton’s general obligations

BHP Billiton agrees that it will:

(a)	perform all of its obligations under the Scheme, subject to the provisions of the Scheme; and

(b)
do all things necessary or expedient to be done by it to implement and give effect to each of this Deed, the Scheme, the Capital Reduction, the Steel Demerger and the listing of BHP Steel on ASX, including, to the extent that it is within its power, all things necessary to cause the conditions precedent to the operation of the Scheme to be satisfied.

5.2	BHP Steel’s general obligations

BHP Steel agrees it will do all things necessary or expedient to be done by it to implement and give effect to this deed.

5.3	Indemnities operate in accordance with their terms

BHP Billiton and BHP Steel acknowledge and agree that nothing in clauses 2.2(m), (n), (o), (p), (q) and 4.2(f), (g), (h), (l) and (m) in any way limits the operation of the following indemnities in accordance with their terms:

(a)	the indemnity in clause 2.14 of the Demerger Deed;

(b)	each of the indemnities in clause 27 of the Demerger Deed;

(c)	any Director’s Indemnity; and

(d)	the extension of BHP Billiton’s indemnification policy in respect of the Employees.

5.4	Announcements

Up until the Legal Separation Date BHP Billiton and BHP Steel will consult with each other with respect to any material public releases or disclosure concerning the Scheme, the Sale Facility or Offer and will not without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed, make any such public release or disclosure. This clause does not apply where such disclosure is required to be made by law or the Listing Rules in which case the relevant disclosing party agrees to the extent reasonably possible to advise the other party of its intended disclosure prior to the disclosure being made.

6         Notices

6.1        Form

Unless expressly stated otherwise in this deed, all notices, certificates, consents, approvals, waivers and other communications in connection with this deed must be in writing, signed by an Authorised Officer of the sender and marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, then marked for attention in the last way notified.

6.2        Delivery

They must be:

(a)	left at the address set out or referred to in the Details; or

(b)	sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in the Details;

(c)	sent by fax to the fax number set out or referred to in the Details; or

(d)	given in any other way permitted by law.

6.3        When effective

They take effect from the time they are received unless a later time is specified.

6.4        Deemed receipt – postal

If sent by post, they are taken to be received three days after posting (or seven days after posting if sent to or from a place outside Australia).

6.5        Deemed receipt – fax

If sent by fax, they are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

6.6        Deemed receipt – general

Despite clauses 6.4 and 6.5, if they are received after 5.00 pm in the place of receipt or on a non-Business Day, they are to be taken to be received at 9.00 am on the next Business Day.

7         General

7.1        How the actual level of Inter-company Debt is calculated

It is the practice of the BHP Billiton Group that the Inter-company Debt is calculated and agreed by finance officers of BHP Billiton and BHP Steel at the conclusion of each calendar month in accordance with BHP Billiton’s normal accounting practices.

By way of example, in accordance with BHP Billiton’s normal accounting practices, the Inter-company Debt is or will be adjusted from time to time by:

(a)	the transfer of assets and entities from BHP Billiton to BHP Steel at their actual transfer value;

(b)	the transfer of assets from BHP Steel to BHP Billiton at their actual transfer value;

(c)	the issue of BHP Steel Shares to BHP Billiton for the Initial Consideration Amount;

(d)
the payment of Cash on a daily basis by BHP Steel to BHP Billiton or by BHP Billiton to BHP Steel pursuant to clause 2.2(d) for the period 1 January 2002 to (but excluding) the Accounting Separation Date;

(e)	the payment by BHP Steel of the Repayment Amount;

(f)	the making of subvention payments in consideration of estimated Tax Losses in respect of the year of income ended 30 June 2002 transferred between the BHP Billiton Group and the BHP Steel Group;

(g)	any other transactions between the parties up to and including the Accounting Separation Date which would normally be settled by adjustment to the Inter-company Debt;

(h)	the Consideration Adjustment; and

(i)	the payment by BHP Billiton or BHP Steel of the Adjustment Payment.

The parties acknowledge that:

(j)
for the purposes of determining the actual Inter-company Debt as at the Accounting Separation Date as contemplated by clause 4.3, it may be necessary to make adjustments, if any transactions contemplated by clauses 7.1(a), (b), (c), (e) or (f) occur after the Accounting Separation Date, on the deemed basis that those transactions had occurred on the Accounting Separation Date; and

(k)	the Stevedoring Payable and any payment required under clause 4.4 are not to be applied against the Inter-company Debt.

7.2        Determination of the Initial Consideration Amount

The Initial Consideration Amount is to be determined by BHP Billiton on the basis of the estimated Inter-company Debt as at the Accounting Separation Date after deduction of the Repayment Amount and, if the AIS Transfer proceeds, includes an amount referable to the transfer of shares in AIS. For the avoidance of doubt, the parties acknowledge that no cash payment is to be made in respect of the Initial Consideration Amount.

7.3        Determination of the Consideration Adjustment

The Consideration Adjustment is the outstanding actual Inter-company Debt as at the Accounting Separation Date following the determination and payment of the Adjustment Payment in accordance with clause 4.3 (for the avoidance of doubt, after the deduction of the Initial Consideration Amount and the Repayment Amount).

7.4        Determination of the Final Consideration Amount

The Final Consideration Amount is the Initial Consideration Amount as adjusted by the Consideration Adjustment, and represents the value ascribed to the subscription for and issue of BHP Steel Shares referred to in clauses 4.1(a) and 4.2(a). For the avoidance of doubt, the parties acknowledge that no cash payment is to be made in respect of the Final Consideration Amount.

7.5        Sample calculations

Sample calculations of the Adjustment Payment and the Consideration Adjustment are attached to this deed at annexure 1 and are intended to act as a guide for the determination of those items. The parties acknowledge that the Initial Consideration Amount, the Consideration Amount, the Final Consideration Amount and the Adjustment Payment are to be determined in accordance with the provisions of this deed, which are to prevail over annexure 1 in the event of ambiguity or inconsistency.

7.6        Discretion in exercising rights

A party may exercise a right or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by a party does not prevent further exercise of that or any other right, power or remedy. Failure by a party to exercise or delay in exercising a right, power or remedy does not prevent its exercise.

7.7        Variation and waiver

A provision of this deed or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

7.8        Construction

No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this deed or any part of it.

7.9	Legal costs

The parties agree to pay legal and other costs and expenses in connection with the preparation, execution and completion of this deed and other related documentation except for stamp duty.

7.10	Stamp duty

BHP Billiton agrees to pay all stamp duty payable or assessed in connection with this deed and related documentation.

8	Applicable law

8.1	Governing l aw

This deed is governed by the law in force in Victoria.

8.2	Jurisdiction

Each party submits to the non-exclusive jurisdiction of the Courts of Victoria and Courts of appeal from them. Each party waives any right it has to object to an action being brought in those Courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those Courts do not have jurisdiction.

8.3	Service of process

Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 6.

9	Interpretation

9.1	Definitions

These meanings apply unless the contrary intention appears:

1997 Tax Act means the Income Tax Assessment Act 1997.

Accounting Separation Date means, subject to clause 4.6, 1 July 2002, or any other date agreed by the parties, being the date up to (but excluding) which BHP Billiton will consolidate the results of BHP Steel.

Adjustment Payment means the amount calculated in accordance with clause 4.3.

AIS Transfer means any transfer of the shares in AIS in accordance with an agreement to be entered into between BHP Billiton and BHP Steel in substantially the form set out in schedule 8.

ASIC means the Australian Securities and Investments Commission.

ASX means the Australian Stock Exchange Limited.

AUD/NZD Backed Facility means the Revolving AUD/NZD Backed Loan Agreement dated 18 December 1998 (as amended) between BHP Billiton Finance Limited, Australia and New Zealand Banking Group Limited, BHP Billiton, BHP NZ Steel and ANZ Banking Group (New Zealand) Limited.

Authorised Officer means a person appointed by a party to act as its authorised officer for the purposes of this deed.

BHP Billiton Limited Shareholder means a holder of Fully Paid BHP Billiton Limited Shares and/or Partly Paid BHP Billiton Limited Shares, as the case requires.

BHP Billiton Plc Shareholder means a holder of fully paid ordinary shares in the capital of BHP Billiton Plc.

BHP NZ Steel means BHP New Zealand Steel Limited.

BHP Steel Entitlement Number has the meaning given to it in the Scheme.

BHP Steel Group means BHP Steel and its Related Entities.

BHP Steel Shares mean ordinary shares in the capital of BHP Steel.

BHP Steel Share Capital means the capital of BHP Steel after the issue of BHP Steel Shares to BHP Billiton under clause 4.2(a).

BHP Steel Share Plan means the BHP Steel Long Term Incentive Plan, details of which are set out in the Scheme Booklet.

Board means the board of directors of BHP Steel.

Bonus Issue Resolution means, subject to clause 9.3, the ordinary resolution of BHP Billiton Plc in the terms set out in schedule 2.

Capital Reduction means reduction of BHP Billiton’s share capital by the Reduction Amount per Scheme Share, in accordance with the terms of the Capital Reduction Resolution.

Capital Reduction Resolution means, subject to clause 9.3, the ordinary resolution of BHP Billiton in the terms set out in schedule 1.

Cash means all cash, in respect of the Australian based operations of the BHP Steel Group up to and including 30 June 2002, including, for the avoidance of doubt, any payments made to BHP Steel by BHP Billiton.

Close of Registers means 5.00 pm on the Record Date.

Completion means completion of the Steel Demerger as provided in clause 3.

Consideration Adjustment means the amount calculated in accordance with clause 7.3.

Court means the Federal Court of Australia.

Demerger Deed means the demerger deed dated on or about the date of this deed between BHP Billiton and certain of its subsidiaries and BHP Steel and certain of its subsidiaries describing the asset restructure and transfers necessary to effect the Steel Demerger and setting out the transitional and ongoing relationship between BHP Billiton and BHP Steel.

Details means the section of this deed headed “Details”.

Dividend Reinvestment Plan means a dividend reinvestment plan for BHP Steel (to be implemented as and when determined by the Board), the rules of which are set out in schedule 4.

Effective Date means the date on which the office copy of the Court order under section 411(4)(b) of the Corporations Act approving the Scheme is lodged with ASIC.

Facilities means the A$550 Million Loan Note Facility and the A$100 Million Cash Advance Facility, each to be entered into between BHP Steel (Finance) Limited and BHP Steel’s lenders on or prior to the Effective Date.

Final Consideration Amount means the amount calculated in accordance with clause 7.4.

First Court Hearing Date means 10 May 2002 or such later date on which BHP Billiton applies to the Court pursuant to clause 2.1(e).

Fully Paid BHP Billiton Limited Share means a Share on which all amounts of capital are paid up.

Fully Paid Scheme Shareholder means a Scheme Shareholder who holds Fully Paid BHP Billiton Limited Shares.

Incoming Directors means Graham Kraehe, Kirby Adams, John Crabb, Diane Grady, Kevin McCann, Ron McNeilly and Paul Rizzo.

Independent Auditor means the person appointed as auditor jointly by the parties and in the absence of agreement the person nominated by the President of the Institute of Chartered Accountants in Australia.

Ineligible Overseas Shareholders means Scheme Shareholders whose address on BHP Billiton’s Share Register is outside Australia, New Zealand, the United Kingdom and the Channel Islands, the United States of America, Singapore, Hong Kong or Canada.

Initial Consideration Amount means the amount determined in accordance with clause 7.2.

Institutional Offer means the offer of BHP Steel Shares to Australian and foreign institutional investors.

Institutional Offer Memorandum means the prospectus of that name relating to the Institutional Offer.

Inter-company Debt means the amount owed by BHP Steel and its subsidiaries to BHP Billiton and its subsidiaries through various loan agreements which exist from time to time or otherwise.

Joint Global Coordinators means ABN AMRO Rothschild and Credit Suisse First Boston Limited.

Legal Separation Date means 22 July 2002 or any later date agreed by the parties.

Listing Date means the first Business Day after the Effective Date or such later date on which trading in BHP Steel Shares (on a deferred settlement basis or otherwise) commences on ASX.

Listing Rules means the Listing Rules of Australian Stock Exchange Limited.

Matching Action means the bonus issue of shares in BHP Billiton Plc to BHP Billiton Plc shareholders in accordance with the Bonus Issue Resolution, as more fully described in the Scheme Booklet.

Meetings Date means the date on which the meeting of BHP Billiton shareholders to approve the Capital Reduction Resolution and the Scheme is held.

New BHP Steel Constitution means, subject to clause 9.3, the constitution in the terms set out in schedule 5.

Non Eligible Shareholder means a Fully Paid Scheme Shareholder in respect of whom applicable laws or regulations do not permit that Fully Paid Scheme Shareholder to sell under the Sale Facility the BHP Steel Shares to which they are entitled under the Scheme.

NOPAT means net operating profit after tax.

Offer means the Retail Offer and the Institutional Offer.

Offer Documentation means the Retail Prospectus, the Shareholder Prospectus, the Institutional Offer Memorandum and Sale Facility Circular.

Operational Items means NOPAT items, being amounts included in accounting cash flow, profit and loss and balance sheet statements that are classified in accordance with BHP Billiton’s normal accounting practices as being within the control of operational management, including (without limitation):

(a)	operating cashflow;

(b)	working capital movements;

(c)	capital expenditure;

(d)	payments of Tax;

(e)	external asset sales; and

(f)	advances and repayments to and from associated entities,

and, for the avoidance of doubt, excludes non-NOPAT items such as intra-group business transfers and other non-operational items (being items considered to be outside the control of operational management) including:

(g)	inter-company and external loan balances;

(h)	interest expenses/incomes and interest payments/receipts;

(i)	cash on hand; and

(j)	taxation expenses, taxation provisions and taxation payments in each case relating to interest expenses/receipts.

Outgoing Directors means John Cleary, Michael Courtnall, Colin Weatherstone, Geoffrey Warner and Brian Kruger.

Partly Paid BHP Billiton Limited Share means a Share on which there remain amounts unpaid.

Partly Paid BHP Billiton Limited Shareholder means a holder of Partly Paid BHP Billiton Limited Shares.

Record Date means 5 July 2002, or if the Effective Date occurs after 1 July 2002, such other date determined by BHP Billiton.

Reduction Amount means $0.69 per Scheme Share.

Related Entity means, in respect of an entity:

(a)	any entity that is a Related Entity as defined in the Corporations Act; and

(b)	in the case of BHP Billiton, includes any Affiliate of BHP Billiton.

Repayment Amount means $565 million.

Retail Offer means the offer of BHP Steel Shares to retail investors resident in Australia and New Zealand, including BHP Billiton shareholders resident in Australia and New Zealand.

Retail Prospectus means the prospectus of that name relating to the Retail Offer (excluding the offer to BHP Billiton shareholders resident in Australia and New Zealand under the Shareholder Prospectus).

Sale Agent means BHP Billiton or another person nominated by BHP Billiton to sell the BHP Steel Shares referrable to the Ineligible Overseas Shareholders in accordance with the terms of the Scheme.

Sale Facility means the facility to be established and implemented by BHP Billiton under which some or all of the BHP Steel Shares that constitute the

Fully Paid Scheme Shareholders’ BHP Steel Entitlement Numbers may be sold, as more fully described in Scheme Booklet and the Shareholder Prospectus.

Sale Facility Circular means the document of that name accompanying the Scheme Booklet sent to eligible BHP Billiton Limited Shareholders who do not have registered addresses in Australia or New Zealand.

Sale Shares means the shares specified in schedule 7.

Scheme means the scheme of arrangement pursuant to section 411 of the Corporations Act between BHP Billiton and that class of its members who hold Shares in the terms set out in schedule 3.

Scheme Booklet means the booklet containing the explanatory statement as required by Part 5.1 of the Corporations Act relating to the Scheme, notices of meetings in relation to the Capital Reduction Resolution, the Bonus Issue Resolution and the Scheme and other information (including supplementary information) relating to any or all of the above matters and distributed to BHP Billiton Limited Shareholders.

Scheme Meeting means the meeting convened by the Court to consider the Scheme.

Scheme Share means a Share on issue at the Close of Registers.

Scheme Shareholder means a person registered on the BHP Billiton Share Register at the Close of Registers as the holder of a Scheme Share after registration of all transfer and transmission applications as provided for in clause 4.12 (and after application of clause 4.3(d)) of the Scheme.

Selling Agreements means the agreements between inter alia BHP Billiton Limited, BHP Steel Limited and the Joint Global Coordinators relating to the sale of BHP Steel Shares under the Institutional Offer.

Selling Shareholders means a Fully Paid BHP Billiton Limited Shareholder (other than a Non Eligible Shareholder) who elects to offer to sell under the Sale Facility some or all of the BHP Steel Shares to which they are entitled under the Scheme.

Share means an ordinary share in the capital of BHP Billiton.

Share Transfers means instruments of transfer in accordance with applicable law of the Sale Shares, other than AIS.

Shareholder Prospectus means the prospectus of that name issued to BHP Billiton shareholders resident in Australia and New Zealand containing details of the Sale Facility and the offer to purchase further BHP Steel Shares.

Steel Demerger means the proposal by BHP Billiton to divest its steel flat and coated products businesses by way of an equal reduction of capital and subsequent pro rata distribution of approximately 94% of the total number of BHP Steel Shares on issue to BHP Billiton Shareholders and the bonus issue of BHP Billiton Plc Shares to BHP Billiton Plc Shareholders as more particularly described in the Scheme Booklet (including in accordance with the terms of the Sche0mce).

Steel Share Registrar means ASX Perpetual Limited.

Stevedoring Payable means the business value (net of cash) of BHP Stevedoring Pty Limited and BHP Transport and Logistics (New Zealand) Limited, following adjustment in accordance with the Stevedoring Transfer Agreements (estimated as at the date of this deed at A$7,731,000).

Successful Applicant means a person whose application for BHP Steel Shares under the Offer is successful.

Tax Loss has the meaning given to it in section 995-1 of the 1997 Tax Act.

Timetable means the timetable for implementation of the Steel Demerger and Offer set out in the Scheme Booklet and Offer Documentation.

9.2        Definitions in the Demerger Deed

Words defined in the Demerger Deed and the Scheme Booklet have the same meanings in this deed unless the context otherwise requires.

9.3        Contents of Schedules

A reference in a definition in clause 9.1 to any resolution, scheme of arrangement, constitution or dividend reinvestment plan “in the terms set out in” a particular schedule is a reference to a resolution, scheme of arrangement, constitution or dividend reinvestment plan in (or substantially in) the terms in the designated schedule or in such modified term as the parties agree to in writing.

9.4        References to certain general terms

Unless the contrary intention appears a reference in this deed to:

(a)	(variations or replacement) a document (including this deed) includes any variation or replacement of it;

(b)	(clauses, annexures and schedules) a clause, annexure or schedule is a reference to a clause, annexure or schedule to this deed;

(c)	(reference to statutes) a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d)	(singular includes plural) the singular includes the plural and vice versa;

(e)	(person) the word “person” includes an individual, a firm, a body corporate, a partnership, joint venture, an unincorporated body or association, or any Government Agency;

(f)	(executors, administrators, successors) a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including, persons taking by novation) and assigns;

(g)	(calculation of time) if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(h)	(reference to a day) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(i)	(dollars) Australian dollars, dollars, AUD, A$ or $ is a reference to the lawful currency of Australia;

(j)	(next Business Day) if an event under this agreement must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day;

(k)	(time of day) a time of day is a reference to Melbourne time;

(l)	(reference to anything) anything (including any amount) is a reference to the whole and each part of it.

9.5        Headings

Headings are for convenience only and do not affect the interpretation of this deed.

9.6        Inconsistent agreements

If a provision of this deed is inconsistent with a provision of any Transaction Document, the provision of this deed prevails.

EXECUTED as a deed

Implementation Deed
Schedules

Schedule 1 – Capital Reduction Resolution

“That	subject to and conditional on:

(i)	the Bonus Issue Resolution being approved by BHP Billiton Limited Shareholders;

(ii)	the Steel Demerger Resolution being approved by BHP Billiton Plc Shareholders;

(iii)
the scheme of arrangement between BHP Billiton Limited (the “Company”) and the holders of its fully paid ordinary shares and the holders of its partly paid ordinary shares this day (the “Scheme”) being approved (with or without modification) by the Federal Court of Australia; and

(iv)	an office copy of the order of the Court approving the Scheme being lodged with the Australian Securities and Investments Commission,

the following reduction of the Company’s share capital is approved, namely, the reduction on the Legal Separation Date (as defined in the Scheme Booklet) by an aggregate sum equal to $0.69 multiplied by the number of shares (both fully paid and partly paid) on issue at the Close of Registers (as defined in the Scheme Booklet) with the reduction being effected and satisfied by appropriating that aggregate sum among members registered as such at the Close of Registers in proportion to the number of such shares then held by them respectively and so that the resultant individual appropriation of each such member is, subject to any stipulation for the time being binding between the Company and the member under section 411(4) of the Corporations Act, paid to the member on the Legal Separation Date in the manner provided by the Company’s constitution for the payment of dividends.”

Implementation Deed
Schedules

Schedule 2 – Bonus Issue Resolution

“That	subject to and conditional on:

(i)	the Capital Reduction Resolution being approved by BHP Billiton Limited Shareholders;

(ii)	the Steel Demerger Resolution being approved by BHP Billiton Plc Shareholders;

(iii)
the scheme of arrangement between BHP Billiton Limited and the holders of its fully paid ordinary shares and the holders of its partly paid ordinary shares this day (the “Scheme”) being approved (with or without modification) by the Federal Court of Australia; and

(iv)	an office copy of the order of the Court approving the Scheme being lodged with the Australian Securities and Investments Commission,

the issue of bonus BHP Billiton Plc Shares to BHP Billiton Plc Shareholders under or in connection with the Steel Demerger Proposal as contemplated and described in the Scheme Booklet is approved.”

Implementation Deed
Schedules

Schedule 3 – Scheme

SCHEME — EXPLANATORY STATEMENT

The Explanatory Statement for the Scheme incorporates all parts of the Scheme Booklet other than the notices of meetings on pages 127 to 138.

SCHEME

Pursuant to section 411 of the Corporations Act 2001 (Cwlth) between

BHP Billiton Limited (ABN 49 004 028 077)

and holders of its fully paid ordinary shares and holders of its partly paid ordinary shares

1           Definitions and interpretation

1.1        Definitions

In this document, unless the contrary intention appears or the context requires otherwise:

ASIC means the Australian Securities and Investments Commission.

ASX means Australian Stock Exchange Limited.

BHP Billiton Board means the board of directors of BHP Billiton Limited.

BHP Billiton Limited means BHP Billiton Limited (ABN 49 004 028 077).

BHP Billiton Limited Share means an ordinary share in the capital of BHP Billiton Limited.

BHP Billiton Limited Shareholder means a holder of Fully Paid BHP Billiton Limited Shares and/or Partly Paid BHP Billiton Limited Shares, as the case requires.

BHP Billiton Plc means BHP Billiton Plc (registered in England and Wales, registration number 3196209).

BHP Billiton Plc Share means a fully paid ordinary share in the capital of BHP Billiton Plc.

BHP Billiton Plc Shareholder means a holder of BHP Billiton Plc Shares.

BHP Billiton Share Register means the register of BHP Billiton Limited Shareholders maintained under section 169 of the Corporations Act.

BHP Billiton Share Registry means the BHP Billiton Share Department, Level 28, 600 Bourke Street, Melbourne, Victoria 3000, Australia.

BHP Steel means BHP Steel Limited (ABN 16 000 011 058).

BHP Steel Entitlement Number has the meaning set out in clause 4.3.

BHP Steel Share means a fully paid ordinary share in the capital of BHP Steel.

Bonus Issue Resolution means an ordinary resolution of BHP Billiton Limited Shareholders relating to the issue of bonus BHP Billiton Plc Shares to BHP Billiton Plc Shareholders and in the form set out in the notice of general meeting contained in the Scheme Booklet sent to BHP Billiton Limited Shareholders.

Business Day means a business day as defined in the Listing Rules.

Capital Entitlement means, in relation to a Scheme Shareholder, so much of the amount allocated to the Scheme Shareholder under the Capital Reduction Resolution as is attributable to the Scheme Shares held by the Scheme Shareholder.

Capital Reduction means the reduction of the share capital of BHP Billiton Limited in accordance with the Capital Reduction Resolution.

Capital Reduction Resolution means an ordinary resolution of BHP Billiton Limited Shareholders in the form set out in the notice of general meeting contained in the Scheme Booklet sent to BHP Billiton Limited Shareholders.

Close of Registers means 5.00 pm (Melbourne time) on the Record Date.

Corporations Act means Corporations Act 2001 (Cwlth).

Court means the Federal Court of Australia.

Effective Date means the date on which the office copy of the Court order approving the Scheme pursuant to section 411(4)(b) of the Corporations Act is lodged with ASIC.

Final Price means the price at which BHP Steel Shares will be sold under the terms of the Sale Facility.

Fully Paid BHP Billiton Limited Share means a BHP Billiton Limited Share on which all amounts of capital are paid up.

Fully Paid BHP Billiton Limited Shareholder means a holder of Fully Paid BHP Billiton Limited Shares.

Fully Paid Scheme Shareholder means a Scheme Shareholder who holds Fully Paid BHP Billiton Limited Shares.

Implementation Deed means the agreement between BHP Billiton Limited and BHP Steel dated on or about 10 May 2002 and described in clause 2.3.

Ineligible Overseas Shareholder means a Fully Paid Scheme Shareholder whose Registered Address at the Close of Registers is in any jurisdiction other than:

•	Australia, New Zealand, the United Kingdom and the Channel Islands, the United States of America, Singapore, Hong Kong or Canada; or

•
a jurisdiction in which BHP Billiton Limited reasonably believes that it is not prohibited or unduly onerous or impractical to implement the Scheme and to transfer BHP Steel Shares to the Fully Paid Scheme Shareholder.

Interim Call means the call for payment of unpaid capital made by the BHP Billiton Board payable on each Partly Paid BHP Billiton Limited Share for the Reduction Amount.

Legal Separation Date means Monday, 22 July 2002 or such other date as determined by the BHP Billiton Board.

Listing Date means the date on which trading in BHP Steel Shares (on a deferred settlement basis or otherwise) commences on ASX.

Listing Rules means the official listing rules of ASX.

Non Eligible Shareholder means a Fully Paid BHP Billiton Limited Shareholder who is not permitted under applicable laws or regulations in certain countries to sell under the Sale Facility the BHP Steel Shares to which they are entitled under the Scheme.

Partly Paid BHP Billiton Limited Share means a BHP Billiton Limited Share on which there remains amounts unpaid.

Partly Paid BHP Billiton Limited Shareholder means a holder of Partly Paid BHP Billiton Limited Shares.

Partly Paid Scheme Shareholder means a Scheme Shareholder who holds Partly Paid BHP Billiton Limited Shares.

Record Date means the fourth Business Day after the Effective Date or such other date as permitted by ASX.

Reduction Amount means $0.69 for each BHP Billiton Limited Share on issue at the Close of Registers.

Registered Address means, in relation to a BHP Billiton Limited Shareholder, the address shown in the BHP Billiton Share Register.

Sale Agent means BHP Billiton Limited or such other person nominated by BHP Billiton Limited to sell or facilitate the transfer of the BHP Steel Shares attributable to Selling Shareholders and Ineligible Overseas Shareholders under the terms of the Scheme and the Sale Facility and who will hold those BHP Steel Shares as agent of those Selling Shareholders and Ineligible Overseas Shareholders.

Sale Facility means the facility to be established and implemented by BHP Billiton Limited under which BHP Steel Shares may be sold prior to the listing of BHP Steel on ASX, the terms of which are more fully described and contained in the Scheme Booklet and accompanying documents distributed with it.

Scheme means the scheme of arrangement between BHP Billiton Limited and the holders of BHP Billiton Limited Shares as set out in this document, subject to any alterations or conditions made or required by the Court pursuant to section 411 of the Corporations Act.

Scheme Booklet means the booklet containing the explanatory statement as required by Part 5.1 of the Corporations Act relating to the Scheme, notices of meetings in relation to the Capital Reduction Resolution, the Bonus Issue Resolution and the Scheme and other information (including any supplementary information) relating to any or all of the above matters and distributed to BHP Billiton Limited Shareholders.

Scheme Share means a Fully Paid BHP Billiton Limited Share or a Partly Paid BHP Billiton Limited Share on issue at the Close of Registers.

Scheme Shareholder means a person registered on the BHP Billiton Share Register at the Close of Registers as the holder of a Scheme Share after registration of all transfer and transmission applications as provided for in clause 4.12 and after application of clause 4.3(d).

Selling Shareholder means a Fully Paid Scheme Shareholder (other than a Non Eligible Shareholder) who elects to sell under the Sale Facility some or all of the BHP Steel Shares that constitute the Fully Paid Scheme Shareholder’s BHP Steel Entitlement Number.

Steel Demerger means the divestment by BHP Billiton Limited of its steel businesses to be implemented in the manner as more fully described in the Scheme Booklet including in accordance with the terms of the Scheme.

Steel Demerger Proposal means the proposal by BHP Billiton Limited to effect the Steel Demerger.

Steel Demerger Resolution means the ordinary resolution of BHP Billiton Plc Shareholders to approve the Steel Demerger Proposal.

Transaction Costs means any brokerage or other selling costs incurred in connection with the sale of BHP Steel Shares on ASX if the Sale Facility does not proceed.

1.2        Interpretation

In this document, unless the contrary intention appears or the context requires otherwise:

(a)	words and phrases (other than those defined in clause 1.1) have the same meaning (if any) given to them in the Corporations Act;

(b)	the singular includes the plural and vice versa;

(c)	each gender includes each other gender;

(d)	references to persons includes references to individuals, corporations, other bodies corporate or bodies politic;

(e)	references to paragraphs or clauses are to a paragraph or clause of this document;

(f)	a reference to a statute, regulation or agreement is to such a statute, regulation or agreement as from time to time amended;

(g)	a reference to a person includes a reference to a person’s executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns;

(h)	if a time period is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(i)	a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later; and

(j)	the interpretation of a substantive provision is not affected by any heading.

2           Preliminary

2.1        BHP Billiton Limited

(a)
BHP Billiton Limited is a public company incorporated in Australia and is a company limited by shares. It has its registered office at Level 45, Bourke Place, 600 Bourke Street, Melbourne, Victoria 3000, Australia.

(b)	BHP Billiton Limited is a company admitted to the ASX official list and Fully Paid BHP Billiton Limited Shares are quoted on the stock market conducted by ASX.

(c)
On 29 June 2001, BHP Billiton Limited (formerly BHP Limited) and BHP Billiton Plc (formerly Billiton Plc) commenced operating under a dual listed companies structure. This structure provides amongst other things that the two companies operate under a unified management structure and the businesses of both BHP Billiton Limited and BHP Billiton Plc be managed on a unified basis.

2.2        BHP Steel

(a)
BHP Steel is a public company incorporated in Australia and will be, until the Legal Separation Date, a subsidiary of BHP Billiton Limited. The address of BHP Steel’s registered office is Level 11, 120 Collins Street, Melbourne, Victoria 3000, Australia.

(b)	BHP Steel operates BHP Billiton Limited’s flat and coated steel products divisions, details of which are contained in the Scheme Booklet.

2.3        Implementation Deed

BHP Billiton Limited and BHP Steel have entered into the Implementation Deed to facilitate, amongst other things, the implementation of the Capital Reduction and the Scheme. In particular, BHP Steel has agreed that it will observe all the provisions of the Capital Reduction and the Scheme which relate to it and to do everything within its power that is necessary to give full effect to the Capital Reduction and the Scheme.

2.4        End date

The Scheme will lapse and be of no further force or effect if the Effective Date has not occurred on or before 31 December 2002.

2.5        Proper law

The proper law of the Scheme is the law of the Commonwealth of Australia.

3           Capital Reduction

On the Legal Separation Date, BHP Billiton Limited will reduce its share capital in accordance with the Capital Reduction Resolution.

4           Scheme

4.1        Conditions precedent to the Scheme

The Scheme is conditional upon the following conditions precedent:

(a)	the passing of the Capital Reduction Resolution and the Bonus Issue Resolution;

(b)
the approval of the Scheme by the requisite majority at the meetings of Fully Paid BHP Billiton Limited Shareholders and Partly Paid BHP Billiton Limited Shareholders convened by the Court pursuant to section 411 of the Corporations Act;

(c)	the passing of the Steel Demerger Resolution;

(d)	the approval of the Scheme, with or without modification, by the Court making an order under section 411(4)(b) of the Corporations Act;

(e)
the approval of ASX for the admission of BHP Steel to the ASX official list and for official quotation of BHP Steel Shares on ASX, subject only to the Scheme taking effect and such other conditions acceptable to the BHP Billiton Board; and

(f)	the lodgement with ASIC of an office copy of the Court order approving the Scheme pursuant to section 411(4)(b) of the Corporations Act.

4.2        Effective Date

The Scheme will take effect on and from the Effective Date.

4.3        BHP Steel Entitlement Number

(a)	There shall be calculated in respect of each Fully Paid Scheme Shareholder, in accordance with the following paragraphs (b), (c) and (d), a number designated the BHP Steel Entitlement Number.

(b)	Subject to paragraph (d) below, if the number of the Scheme Shares held by the Fully Paid Scheme Shareholder is one only, that person’s BHP Steel Entitlement Number is also one.

(c)
Otherwise, and subject always to paragraph (d) below, the Fully Paid Scheme Shareholder’s BHP Steel Entitlement Number is the number produced by dividing the number of that person’s Scheme Shares by five and:

(i)	if a fraction of one-half or greater results, rounding up to the next whole number above; or

(ii)	if a fraction of less than one-half results, rounding down to the next whole number below.

(d)
If BHP Billiton Limited is of the opinion that several Fully Paid Scheme Shareholders, each of whom holds one, two or three Scheme Shares or a holding which results in a fractional entitlement of the type in paragraphs (b) or (c)(i) above have, before the Close of Registers, been party to shareholding splitting or division in an attempt to obtain unfair advantage by reference to the rounding up provided for in paragraphs (b) or (c)(i) above, BHP Billiton Limited may give notice to those Fully Paid Scheme Shareholders:

(i)	setting out the names and Registered Addresses of all of them;

(ii)	stating that opinion; and

(iii)
attributing to one of them specifically identified in the notice, the Scheme Shares held by all of them, and, after the notice has been so given, the Fully Paid Scheme Shareholder specifically identified in the notice shall, for the purposes of clause 4.3(b) and (c), be taken to hold all those Scheme Shares and each of the others of the Fully Paid Scheme Shareholders whose names and Registered Addresses are set out in the notice shall, for the purposes of clauses 4.3(b) and (c), be taken to hold no Scheme Shares.

4.4        Entitlements of Scheme Shareholders

Until the Legal Separation Date, all BHP Steel Shares are beneficially owned by BHP Billiton Limited.

The Capital Entitlement of each Scheme Shareholder shall, on the Legal Separation Date (unless otherwise specified), be applied by BHP Billiton Limited as follows:

(a)
for Fully Paid BHP Billiton Limited Shareholders the Capital Entitlement will be applied by BHP Billiton Limited as consideration for the sale and transfer by BHP Billiton Limited of that number of BHP Steel Shares which is equal to the Fully Paid Scheme Shareholder’s BHP Steel Entitlement Number, the purchaser and the transferee of those BHP Steel Shares from BHP Billiton Limited being the Fully Paid Scheme Shareholder except that, in the case of a Selling Shareholder or an Ineligible Overseas Shareholder, the relevant BHP Steel Shares will be retained by BHP Billiton Limited or transferred to the Sale Agent (in either case as agent for the Selling Shareholder or Ineligible Overseas Shareholder) prior to or on the Legal Separation Date and sold or transferred by them in accordance with and subject to clauses 4.5 and 4.6;

(b)
for Partly Paid BHP Billiton Limited Shareholders the Capital Entitlement will be applied by BHP Billiton Limited as payment of the Interim Call to be made against each Partly Paid BHP Billiton Limited Share (thereby reducing the amount remaining unpaid on each Partly Paid BHP Billiton Limited Share). Partly Paid Scheme Shareholders are not entitled to receive any BHP Steel Shares under the terms of the Scheme;

(c)
BHP Billiton Limited will in transferring BHP Steel Shares to each transferee in conformity with paragraph (a) above be taken to warrant to each transferee that every such BHP Steel Share will be held and enjoyed by that transferee free from any right, interest or claim on the part of BHP Billiton Limited or any person claiming through, under or in trust for BHP Billiton Limited. BHP Billiton Limited also warrants that any BHP Steel Share to be transferred by the Sale Agent (who receives BHP Steel Shares under paragraph (a) above) to a third party will be held and enjoyed by that transferee free from any right, interest or claim on the part of BHP Billiton Limited or any person claiming through, under or in trust for BHP Billiton Limited; and

(d)
if BHP Billiton Limited has given notice under clause 4.3(d), BHP Billiton Limited, in causing the Capital Entitlement to be applied in accordance with paragraph (a) above in respect of the Fully Paid Scheme Shareholder specifically identified in the clause 4.3(d) notice as the deemed holder of all the specified Scheme Shares, shall be taken to have satisfied and discharged its obligations to the other Fully Paid Scheme Shareholders named in the clause 4.3(d) notice and will have no claim against BHP Billiton Limited for any Capital Entitlement they would have had but for the operation of clause 4.3(d).

4.5        Selling Shareholders

(a)
Where the Sale Facility is implemented, BHP Billiton Limited will procure that it or the Sale Agent (subject to paragraph (b) below) sells under the Sale Facility and at the Final Price for the benefit of a Selling Shareholder the BHP Steel Shares retained by BHP Billiton Limited or transferred to the Sale Agent under clause 4.4(a) in respect of that Selling Shareholder and remit the proceeds of sale in accordance with the terms of the Sale Facility.

(b)
It is acknowledged by a Selling Shareholder that only some or none of the BHP Steel Shares retained by BHP Billiton Limited or transferred to the Sale Agent under clause 4.4(a) may be sold under the Sale Facility.

(c)
Where the Sale Facility is not implemented, or the Sale Facility is terminated by BHP Billiton Limited or only some or none of the BHP Steel Shares retained by BHP Billiton Limited or transferred to the Sale Agent under clause 4.4(a) are sold under the Sale Facility, all Fully Paid Scheme Shareholders (except Ineligible Overseas Shareholders) will receive their BHP Steel Shares (or the balance of their BHP Steel Shares not sold under the Sale Facility). Any BHP Steel Shares already transferred to the Sale Agent under clause 4.4(a) will be transferred back to the Fully Paid Scheme Shareholders on the Legal Separation Date or as soon as reasonably practicable after that date.

4.6        Ineligible Overseas Shareholders

(a)
Where the Sale Facility is implemented, BHP Billiton Limited will procure that it or the Sale Agent (subject to paragraph (b) below) sells under the Sale Facility and at the Final Price for the benefit of an Ineligible Overseas Shareholder the BHP Steel Shares retained by BHP Billiton Limited or transferred to the Sale Agent under clause 4.4(a) in respect of that Ineligible Overseas Shareholder and remit the proceeds of sale in accordance with the terms of the Sale Facility.

(c)
It is acknowledged by an Ineligible Overseas Shareholder that only some or none of the BHP Steel Shares retained by BHP Billiton Limited or transferred to the Sale Agent under clause 4.4(a) may be sold under the Sale Facility.

(d)
Where the Sale Facility is not implemented, the Sale Facility is terminated by BHP Billiton Limited or only some or none of the BHP Steel Shares retained by BHP Billiton Limited or transferred to the Sale Agent under clause 4.4(a) are sold under the Sale Facility, then as soon as reasonably practicable (and in any event not more than 10 Business Days after the later of the Listing Date and the Legal Separation Date), BHP Billiton Limited will procure that it or the Sale Agent:

(i)
sells on ASX for the benefit of an Ineligible Overseas Shareholder all the BHP Steel Shares transferred to the Sale Agent under clause 4.4(a) (or the balance of their BHP Steel Shares not sold under the Sale Facility) in consideration of the application of the Fully Paid Scheme Shareholder’s Capital Entitlement;

(ii)
accounts to the Ineligible Overseas Shareholder for the proceeds of sale (after deduction of Transaction Costs and on an averaged basis so that all Ineligible Overseas Shareholders receive the same price for each BHP Steel Share, subject to rounding to the nearest whole cent) and any income attributable to those BHP Steel Shares; and

(iii)
remits the net proceeds of sale in respect of the Ineligible Overseas Shareholders and any income attributable to the BHP Steel Shares sold under paragraph (c)(i) above under this clause 4.6, such proceeds and income to be dispatched by mail to the Ineligible Overseas Shareholder’s Registered Address by cheque either in:

(A)	Australian currency drawn on an Australian bank; or

(B)
if BHP Billiton Limited so decides, the currency of the jurisdiction in which the Ineligible Overseas Shareholder’s Registered Address is situated, being converted at the exchange rate between that currency and the Australian currency at a date not more than 15 Business Days after the sale of the last of the Ineligible Overseas Shareholders’ entitlements.

4.7        Registration of transfers and beneficial ownership of BHP Steel Shares

BHP Billiton Limited must procure that Fully Paid Scheme Shareholders, other than Selling Shareholders and Ineligible Overseas Shareholders, are registered as the holders of the BHP Steel Shares to which they are entitled under the terms of the Scheme by 10.00 pm on the Legal Separation Date or as soon as possible thereafter. Up until the Legal Separation Date BHP Billiton will retain the beneficial ownership of all BHP Steel Shares.

4.8        Appointment of agent

Each Scheme Shareholder, without the need for any further act, irrevocably appoints BHP Billiton Limited as its agent for the purpose of executing any document or doing any other act necessary to give effect to the terms of the Scheme, including without limitation:

(a)
the execution of any form required to effect the transfer of BHP Steel Shares to the Fully Paid Scheme Shareholder, the Sale Agent or any other person in accordance with the terms of the Scheme or the Sale Facility (in the case of a Selling Shareholder or Ineligible Overseas Shareholder); and

(b)	the communication of the Scheme Shareholder’s agreement under clause 4.9 and instructions under clause 4.10.

BHP Billiton Limited, as agent of each Scheme Shareholder, may subdelegate its functions under this clause 4.8 to all of its directors and secretaries (jointly and severally).

4.9        Agreement to become a member of BHP Steel

(a)
Each Fully Paid Scheme Shareholder agrees to become a member of BHP Steel, to have their name entered in any register of members of BHP Steel and accepts the BHP Steel Shares on the terms and conditions of the constitution of BHP Steel (in respect of those BHP Steel Shares representing that Fully Paid Scheme Shareholder’s BHP Steel Entitlement Number).

(b)
Clause 4.9(a) does not apply to Selling Shareholders (in respect only of those BHP Steel Shares representing some or all of that Fully Paid Scheme Shareholder’s BHP Steel Entitlement Number that are sold under the Sale Facility), Ineligible Overseas Shareholders or Partly Paid Scheme Shareholders.

4.10      Instructions to BHP Billiton Limited

Except for a Scheme Shareholder’s tax file number, binding instructions or notifications between a Scheme Shareholder and BHP Billiton Limited relating to Scheme Shares or a Scheme Shareholder’s status as a BHP Billiton Limited Shareholder (including, without limitation, any instructions relating to payment of dividends or communications from BHP Billiton Limited) will, from the Close of Registers, be deemed, by reason of the Scheme, to be similarly binding instructions or notifications to, and accepted by, BHP Steel in respect of BHP Steel Shares transferred to Fully Paid Scheme Shareholders until those instructions or notifications are, in each case, revoked or amended in writing addressed to BHP Steel at its share registry.

4.11      Dispatch of holding statements

As soon as practicable after the later of the Listing Date or the Legal Separation Date, BHP Billiton Limited will procure that BHP Steel, in accordance with the Listing Rules, forwards to the Fully Paid Scheme Shareholders, other than Selling Shareholders (in respect only of those BHP Steel Shares representing some or all of that Fully Paid Scheme Shareholder’s BHP Steel Entitlement Number that are sold under the Sale Facility) and Ineligible Overseas Shareholders, holding statements for BHP Steel Shares to which they are entitled, by prepaid post to the Fully Paid Scheme Shareholder at their Registered Address at the Close of Registers, unless that Fully Paid Scheme Shareholder has directed otherwise.

4.12      Dealings in BHP Billiton Limited Shares by Scheme Shareholders

For the purpose of establishing who are Scheme Shareholders and their respective entitlements, dealings in BHP Billiton Limited Shares will be recognised by BHP Billiton Limited provided that:

(a)
in the case of dealings of the type to be effected on the Clearing House Electronic Subregister System, the transferee is registered as the holder of the BHP Billiton Limited Shares on or before the Close of Registers; or

(b)
in all other cases, if registrable transfers or transmission applications in respect of those dealings are received at the BHP Billiton Share Registry during its business hours on or before the Close of Registers.

4.13      Scheme Shareholders’ consent

Scheme Shareholders consent to BHP Billiton Limited doing all things necessary, incidental or expedient to the implementation and performance of the Scheme and acknowledge that the Scheme binds BHP Billiton Limited and all of the BHP Billiton Limited Shareholders from time to time (including those who do not attend the meeting of BHP Billiton Limited Shareholders to approve the Scheme, do not vote at that meeting or vote against the Scheme).

4.14      Amendments to the Scheme

Should the Court propose to approve the Scheme subject to any alterations or conditions, BHP Billiton Limited may, by its counsel, consent to those alterations of conditions on behalf of all persons concerned (including a Scheme Shareholder).

4.15      Scheme binding

To the extent of inconsistency between the Scheme and BHP Billiton Limited’s constitution, the Scheme overrides BHP Billiton Limited’s constitution and binds BHP Billiton Limited and all BHP Billiton Limited Shareholders.

4.16      Further assurance

BHP Billiton Limited will execute all deeds and other documents and do all acts and things as may be necessary, incidental or expedient for the implementation and performance of the Scheme.

4.17      Costs

BHP Billiton Limited will pay any costs which are payable on or in respect of the Scheme or on any document referred to herein (excluding Transaction Costs referred to in clause 4.6(c)(ii)), including, without limitation, all costs and brokerage payable in connection with the transfer by BHP Billiton Limited to Scheme Shareholders or the Sale Agent of BHP Steel Shares in accordance with this clause 4.

Implementation Deed
Schedules

Schedule 4 – Dividend Reinvestment Plan

1	The Plan

The Plan and these Rules will commence operation on such date as the Directors in their sole discretion determine.

2	Invitations and applications to participate in the Plan

2.1	Eligible Members

The Company may from time to time invite Eligible Members to participate in the Plan.

2.2	No transfer

Participation in the Plan is optional and not transferable.

2.3	Notice of Dividend Election

An Eligible Member who wishes to participate in the Plan may only apply for participation by lodging a Notice of Dividend Election with the Company.

2.4	Joint holders

All joint holders of Shares must sign a Notice of Dividend Election for it to be valid.

2.5	Validity

A Notice of Dividend Election must be properly completed in accordance with its instructions for it to be valid.

2.6	Shareholding accounts

A Notice of Dividend Election must be lodged for each shareholding account which the Eligible Member wishes to participate in the Plan, and each shareholding account of an Eligible Member will be treated separately for all purposes under the Plan.

3	Degree of participation

3.1	Participation

An Eligible Member must specify on the Notice of Dividend Election the degree to which the shareholder wishes to participate in the Plan in respect of the nominated shareholding account. Participation may be:

(a)	full participation for all the Participant’s Shares from time to time however acquired (including Shares allotted under the Plan); or

(b)
partial participation for a specific number and class of Shares nominated by the Participant together with the Shares allotted under the Plan and any bonus shares allotted in respect of Plan Shares. However, if at the record date for a Dividend, the number of the Shares held by the Participant is fewer than the nominated number, then the Plan will apply only to that lesser number for that Dividend; or

(c)	partial participation for a specific proportion of Shares held by the Participant at the relevant time.

3.2	Limited participation

Notwithstanding clause 3.1, the Directors may at any time with written notice to Eligible Members limit participation in the Plan by limiting the amount of Dividend which may be reinvested under the Plan.

3.3	Deemed application for full participation

Notices of Dividend Election received by the Company which do not indicate:

(a)	the shareholding account to which the notice applies; or

(b)	the degree of participation in the Plan

will, without notice to the Eligible Member, be deemed to be an application for full participation in the Plan for all shareholding accounts of the Eligible Member.

4	Acceptance of applications

4.1	Director’s discretion

The Directors may in their absolute discretion accept or refuse any Notice of Dividend Election, without being bound to give any reason for doing so.

4.2	Rejection of Notice of Dividend Election

If the Directors refuse to accept a Notice of Dividend Election pursuant to clause 4.1, the Company must notify the Eligible Member as soon as practicable that the Notice of Dividend Election has been rejected.

4.3	Effectiveness of Notice of Dividend Election

Each Notice of Dividend Election accepted by the Directors will be effective in respect of:

(a)	the first Dividend payment after receipt of the Notice of Dividend Election, provided it is received before the record date for that Dividend; and

(b)	every Dividend thereafter unless superseded by a later Notice of Variation or by termination of the Participant’s participation in the Plan, or the Plan has been suspended or terminated.

4.4	Records of participation

The Company will record for each shareholding account of each Participant particulars of:

(a)	the name and address of the Participant; and

(b)	the number of Plan Shares held by the Participant from time to time,

and the Company’s records will be conclusive evidence of the matters so recorded.

5	Reinvestment of Dividends

5.1	Reinvestment

Dividends on Plan Shares will be applied by the Company on the Participant’s behalf in subscribing for Shares. Any Dividends on Plan Shares which the Company is entitled to retain under its Constitution or otherwise will not be available for subscribing for Shares. If withholding tax is payable in respect of a Dividend that tax will be deducted and only the balance will be applied in subscribing for Shares.

5.2	Plan accounts

The Company will establish and maintain a Plan account for each shareholding account of each Participant. At the time of each Dividend payment, the Company will:

(a)	determine the Dividend payable in respect of the Plan Shares;

(b)	determine (where applicable) the Australian withholding tax deductible by the Company in respect of the Dividend, and any other sum the Company is entitled to retain in respect of the Plan Shares;

(c)	credit the amount in (a) above and debit any amount in (b) above to the Participant’s Plan account;

(d)	determine the maximum whole number of Shares which can be acquired under these Rules by using the amount in the Participant’s Plan account;

(e)	subscribe for Shares in the name of the Participant and debit the subscription amount against the balance in the Participant’s Plan account; and

(f)	carry forward any residual positive balance.

5.3	Issue of Shares

The number of Shares issued to each Participant will be the whole number equal to, or when not a whole number, the nearest whole number below the number calculated by the formula:

D  -  T  +  R
C

where:

D	is the Dividend payable on the Participant’s Plan Shares as at the record date for that Dividend;

T	is any withholding tax or other sum the Company is entitled to retain in relation to the Dividend or the Plan Shares;

R	is the residual positive balance carried forward in the Participant’s Plan account;

C
is an amount which is the volume weighted average price for a fully paid Share sold on ASX in the five days of trading immediately following the record date for the relevant Dividend less such discount, if any, not exceeding 10%, as determined by the Directors from time to time.

Shares will not be issued under the Plan if the issue would breach any provision of any applicable law.

5.4	Residual positive balance

If the number of Shares allotted under the Plan to any Participant is the nearest whole number below the number determined in accordance with Rule 5.3, then the difference between the positive balance of the Participant’s Plan account (before allotment) and the total subscription price for those Shares will be recorded as a residual positive balance in the Participant’s Plan account and will be carried forward to the next Dividend. No interest will accrue in respect of residual positive balances. On the termination of participation in the Plan any residual positive balance at that time will be paid to the Participant.

5.5	Statements

As soon as practicable after each allotment of Shares under the Plan, the Company will send to each Participant, for each shareholding account, a statement setting out:

(a)	the number and class of the Participant’s Plan Shares on the record date for the relevant Dividend;

(b)	the Dividend payable in respect of that Participant’s Plan Shares which has been applied towards subscription for additional Shares;

(c)	the amount of any withholding tax or other sum the Company has retained in relation to the Dividend or the Plan Shares;

(d)	the number, issue price and issue date of additional Shares allotted to that Participant under the Plan;

(e)	the number and class of Shares (including Plan Shares) in respect of which that Participant is the registered holder after the allotment; and

(f)	the amount of the Participant’s residual positive balance, if any.

5.6	Equal ranking

All Shares allotted under the Plan will from the date of allotment rank equally in all respects with existing Shares.

5.7	Allotment

Shares to be allotted under the Plan will be allotted within the time required by the ASX .

5.8	Registration of Shares

Shares allotted to a Participant under the Plan will be registered:

(a)	if the Plan Shares already held by the Participant are registered on one register—on that register; or

(b)
if the Plan Shares already held by that Participant are registered on more than one register—on the register designated by that Participant or, in the absence of a designation, on the register selected by the Company.

5.9	Quotation on ASX

The Company will make application promptly after each allotment of Shares under the Plan for quotation of those Shares on ASX, if other Shares of the Company are quoted at that time.

6	Variation or termination of participation

6.1	Notice of Variation

A Participant may, by lodging with the Company a Notice of Variation, increase or decrease the number of its Plan Shares or terminate participation in the Plan. A Notice of Variation must be lodged for each shareholding account. To be effective for a forthcoming Dividend, the Notice of Variation must be received by the Company before the record date for that Dividend.

6.2	Deemed termination of participation

If a Participant disposes of all the Participant’s Shares without giving the Company a Notice of Variation and is not registered as a holder of any Shares when the Company’s share register is next closed for payment of a Dividend, the Participant will be deemed to have terminated participation on the date when the Company last registered a transfer of the Participant’s Shares.

6.3	Part disposal and no notice

When a Participant disposes of part of the holding of Shares of that Participant, and does not notify the Company otherwise, the Shares disposed of will, to the extent possible, be taken to be:

(a)	first, Shares which are not Plan Shares; and

(b)	secondly, Plan Shares.

7	Limit on subscription

The Directors may at any time by notice in writing to Participants limit the amount of Dividend which may be reinvested in subscription for Shares under the Plan.

8	Modification, suspension and termination of the Plan

8.1	Modification

The Plan may be modified by the Directors at any time in relation to all or any class of shares after giving one month’s notice in writing to all Participants. A Participant’s Plan Shares continue to participate in the modified Plan unless the Company is notified to the contrary by the Participant.

8.2	Suspension, recommencement or termination

The Plan may be suspended, recommenced or terminated by the Directors at any time in relation to all or any class of shares, after giving such notice (if any) as the Directors determine is appropriate to the Participants.

8.3	Effective date

Notice of suspension, recommencement or termination must be given to all Participants, and the suspension, recommencement or termination will be effective:

(a)	on the date determined by the Directors and notified to Participants; and

(b)	until such time as the Directors resolve either to recommence or terminate the Plan.

8.4	No Dividends during suspension

Whilst the Plan is suspended, Dividends on Plan Shares will not be applied by the Directors on the Participant’s behalf in subscribing for Shares.

8.5	Omission or non-receipt of notice

The accidental omission to give notice of modification, suspension or termination to any Participant or the non-receipt of any notice by any Participant will not invalidate the modification, suspension recommencement or termination of the Plan.

9	Administration of the Plan

This Plan will be administered by the Directors who have the power to:

(a)	determine procedures for administration of the Plan consistent with the Rules;

(b)
settle in such manner as they think expedient any difficulties, anomalies or disputes which may arise in connection with, or by reason of, the operation of the Plan, whether generally or in relation to any Participant or any Shares and the determination of the Directors is to be conclusive and binding on all Participants and other persons to whom the determination relates; and

(c)	delegate to any one or more persons, for such period and on such conditions as they may determine, the exercise of any of their powers or discretions arising under the Plan.

10	Participants to be bound

‘	Participants are at all times bound by the Rules of the Plan as modified from time to time.

11	Costs to Participants

No brokerage, commission or other transaction costs will be payable by Participants in respect of Shares allotted under the Plan. However, the Company does not assume liability for any taxes or other imposts assessed against or imposed on a Participant as a result of their participation in the Plan.

12	Notices

All communications by the Company to Eligible Members or Participants under these Rules shall be given in accordance with the notice provisions of the Constitution.

13	Interpretation

13.1	Definitions

The following words have these meanings in these Rules, unless the contrary intention appears:

ASX means Australian Stock Exchange Limited (ACN 008 624 691).

Company means BHP Steel Limited (ABN 16 000 011 058).

Constitution means the constitution of the Company as amended from time to time.

Directors means the directors of the Company acting as a board or any duly appointed committee of the board.

Dividend means a cash dividend or cash component of a dividend paid by the Company.

Eligible Member means a person registered as the holder of Shares other than:

(a)
a person whose participation in the Plan would, in the reasonable opinion of the Directors, be unlawful, impractical, impossible or would have an adverse effect on the regulatory approvals or licences which the Company holds or for which it intends to apply; or

(b)
a person with a registered address in any place where, in the opinion of the Directors, participation or the making of an offer or invitation to participate in the Plan would require issue of a prospectus under foreign law.

Notice of Dividend Election means the application to participate in the Plan in respect of a particular shareholding account in the form that the Directors from time to time approve.

Notice of Variation means a notice in the form that the Directors from time to time approve for a Participant to increase or decrease the number of the Participant’s Plan Shares.

Participant means an Eligible Member whose application to participate in the Plan in respect of a particular shareholding account has been accepted by the Directors.

Plan means the BHP Steel Dividend Reinvestment Plan, the terms of which are set out in these Rules.

Plan Shares means the Shares in a particular shareholding account which are designated by a Participant as Shares the dividend on which is to be applied in subscribing for Shares under the Plan.

Shares means fully paid ordinary shares in the capital of the Company.

13.2	Reference to certain general terms

Unless the contrary intention appears, a reference in these Rules to:

(a)	(person) the word “person” includes a corporation; and

(b)	(singular includes plural) the singular includes the plural and vice versa.

Implementation Deed

Schedule 5—New BHP Steel Constitution

1	Share capital and variation of rights

1.1	Directors to issue shares

The issue of shares in the Company is under the control of the Directors who:

(a)
may issue or dispose of shares to any person at any time and on any terms and conditions and having attached to them any preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise, as the Directors think fit;

(b)	may grant to any person an option over shares or pre-emptive rights at any time and for any consideration as they think fit; and

(c)	have the right to settle the manner in which fractions of a share, however arising, are to be dealt with,

subject to the Corporations Act, the Listing Rules and any special rights conferred on the holders of any shares or class of shares.

1.2	Issue of further shares—no variation

Subject to rule 1.4, the rights conferred on the holders of the shares of any class are not to be taken as varied by the issue of further shares ranking equally with the first-mentioned shares unless:

(a)	expressly provided by the terms of issue of the first-mentioned shares; or

(b)	required by the Corporations Act or the Listing Rules.

1.3	Preference shares

The Company may issue preference shares and any issued shares may be converted into preference shares if the rights of the holders of the preference shares are as set out in schedule 1 or approved in accordance with the Corporations Act and the Listing Rules (as applicable).

1.4	Variation of rights—preference shares

Where the Company proposes to issue preference shares or to convert issued shares into preference shares and those preference shares are to rank in priority to preference shares already issued, unless expressly permitted by the conditions of issue of the preference shares already issued, the issue or conversion is taken to be a modification of the rights attached to the preference shares already issued.

1.5	Redeemable preference shares

Subject to rule 1.3 and the Corporations Act, the Company may issue redeemable preference shares. The Directors may determine the terms and conditions of redemption before the issue of the shares.

1.6	Class Meetings

The provisions of this Constitution relating to general meetings apply so far as they are capable of application and with any necessary changes to every separate meeting of the holders of a class of shares except that:

(a)
a quorum is constituted by at least two persons who, between them, hold or represent one-third of the issued shares of the class (unless only one person holds all of the shares of the class, in which case that person constitutes a quorum); and

(b)	any holder of shares of the class, present in person or by proxy, or attorney or Representative, may demand a poll.

1.7	Non-recognition of interests

Except as required by law, the Company is not required to recognise:

(a)	a person as holding a share on any trust; or

(b)	any other interest in any share or any other right in respect of a share except an absolute right of ownership in the registered holder,

whether or not it has notice of the trust, interest or right.

1.8	Joint holders of shares

Where two or more persons are registered as the joint holders of shares then they are taken to hold the shares as joint tenants with rights of survivorship, but the Company is not bound:

(a)	to register more than three persons as joint holders of a share; or

(b)	to issue more than one certificate or holding statement in respect of shares jointly held.

2	Certificates

The Directors may determine to issue certificates for shares or other securities of the Company, to cancel any certificates on issue and to replace lost, destroyed or defaced certificates on issue on the basis and in the form it thinks fit.

3	Lien

3.1	Lien on share

The Company has a first and paramount lien on every share for:

(a)	all due and unpaid calls and instalments in respect of that share;

(b)	all money which the Company has been called on by law to pay, and has paid, in respect of that share;

(c)	interest at the Prescribed Interest Rate on the amount due from the date it becomes due until payment; and

(d)	reasonable expenses of the Company in respect of the default on payment.

3.2	Lien on loans under employee incentive schemes

The Company also has a first and paramount lien on each share registered in the name of the Member for all money payable to the Company by the Member under loans made under an employee incentive scheme.

3.3	Lien on distributions

A lien on a share under rule 3.1 or 3.2 extends to all distributions in respect of that share, including dividends.

3.4	Exemption from rule 3.1 or 3.2

The Directors may:

(a)	at any time exempt a share wholly or in part from the provisions of rule 3.1 or 3.2; or

(b)	waive or compromise all or part of any payment due to the Company under this rule 3.

3.5	Extinguishment of lien

The Company’s lien on a share is extinguished if a transfer of the share is registered without the Company giving notice of the lien to the transferee.

3.6	Company’s rights to recover payments

A Member must reimburse the Company on demand in writing for all payments the Company makes to a government or taxing authority in respect of the Member, the death of a Member or the Member’s shares or any distributions on the Member’s shares, including dividends, where the Company is either:

(a)	obliged by law to make the relevant payment; or

(b)	advised by a lawyer qualified to practice in the jurisdiction of the relevant government or taxing authority that the Company is obliged by law to make the relevant payment.

The Company is not obliged to advise the Member in advance of its intention to make the payment.

3.7	Reimbursement is a debt due

The obligation of the Member to reimburse the Company is a debt due to the Company as if it were a call on all the Member’s shares, duly made at the time when the written demand for reimbursement is given by the Company to the Member. The provisions of this Constitution relating to non-payment of calls, including payment of interest and sale of the Member’s shares under lien, apply to the debt.

3.8	Protection of lien

The Company may do anything necessary or desirable under the SCH Business Rules to protect a lien or other interest in shares to which it is entitled to by law or under this Constitution.

3.9	Sale under lien

Subject to rule 3.10, the Company may sell, in any manner the Directors think fit, any share on which the Company has a lien.

3.10	Limitations on sale under lien

A share on which the Company has a lien may not be sold by the Company unless:

(a)	an amount in respect of which the lien exists is presently payable; and

(b)
the Company has, not less than 14 days before the date of sale, given to the registered holder of the share or the person entitled to the share by reason of the death or bankruptcy of the registered holder, a notice in writing setting out, and demanding payment of, the amount which is presently payable in respect of which the lien exists.

3.11	Transfer on sale under lien

For the purpose of giving effect to a sale under rule 3.9, the Company may receive the consideration, if any, given for the share so sold and may execute a transfer of the share sold in favour of the purchaser of the share, or do all such other things as may be necessary or appropriate for it to do to effect the transfer. The purchaser is not bound to see to the application of the purchase money.

3.12	Irregularity or invalidity

The title of the purchaser to the share is not affected by any irregularity or invalidity in connection with the sale of the share.

3.13	Proceeds of sale

The proceeds of a sale under rule 3.9 must be applied by the Company in payment of the amount in respect of which the lien exists as is presently payable, and the residue, if any, must be paid to the person entitled to the share immediately before the sale.

4	Calls on shares

4.1	Directors to make calls

The Directors may:

(a)	make calls on a Member in respect of any money unpaid on the shares of that Member, if the money is not by the terms of issue of those shares made payable at fixed times;

(b)	make a call payable by instalments; and

(c)	revoke or postpone a call.

4.2	Time of call

A call is taken to be made at the time when the resolution of the Directors authorising the call is passed.

4.3	Members’ liability

Each Member must upon receiving not less than 30 Business Days notice specifying the time or times and place of payment, pay to the Company at the time or times and place so specified the amount called on that Member’s shares.

4.4	Joint holders’ liability

The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

4.5	Non-receipt of notice

The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, a Member does not invalidate the call.

4.6	Interest on default

If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due must pay interest on the sum to the time of actual payment at the Prescribed Interest Rate. The Directors may waive payment of that interest wholly or in part.

4.7	Fixed instalments

Subject to any notice requirements under the Listing Rules, any sum that, by the terms of issue of a share, becomes payable on issue of the share or at a fixed date, is to be taken to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable. In case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

4.8	Differentiation between shareholders as to calls

The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

4.9	Prepayment of calls and interest

The Directors may:

(a)	accept from a Member the whole or a part of the amount unpaid on a share even if no part of that amount has been called; and

(b)
authorise payment by the Company of interest on the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the Prescribed Interest Rate, as is agreed on between the Directors and the Member paying the sum.

5	Forfeiture of shares

5.1	Notice requiring payment of call

If a Member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any time afterwards during such time as any part of the call or instalment remains unpaid, give a notice on the Member requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all costs and expenses that may have been incurred by the Company by reason of that non-payment.

5.2	Contents of notice

The notice must name a further day, not earlier than the expiration of 14 days from the date of service of the notice, on or before which the payment required by the notice is to be made and must state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

5.3	Forfeiture for failure to comply with notice

If a notice under rule 5.1 has not been complied with by the date specified in the notice, the Directors may, at any time before the payment required by the notice is made, resolved to forfeit the relevant shares.

5.4	Dividends and distributions included in forfeiture

A forfeiture under rule 5.3 includes all dividends and other distributions declared or to be made in respect of the forfeited shares and not actually paid or distributed before the forfeiture.

5.5	Sale or re-issue of forfeited shares

Subject to the Corporations Act, a share forfeited under rule 5.3 may be sold, re-issued or otherwise disposed of to whom and on such terms as the Directors think fit.

5.6	Notice of forfeiture

If any share is forfeited under rule 5.3, notice of the forfeiture must be given to the Member holding the share immediately before the forfeiture and an entry of the forfeiture and its date must be made in the Register.

5.7	Surrender instead of forfeiture

The Directors may accept the surrender of any share which they are entitled to forfeit on any terms they think fit and any share so surrendered is taken to be a forfeited share.

5.8	Cancellation of forfeiture

At any time before a sale or disposition of a share under rule 5.5, the forfeiture of that share may be cancelled on such terms as the Directors think fit.

5.9	Effect of forfeiture on former holder’s liability

A person whose shares have been forfeited:

(a)	ceases to be a Member in respect of the forfeited shares;

(b)	loses all entitlement to dividends and other distributions or entitlements on the shares; and

(c)
remains liable to pay the Company all money that, at the date of forfeiture, was payable by that person to the Company in respect of the shares, plus interest at the Prescribed Interest Rate from the date of forfeiture and also reasonable expenses of sale unless the Company receives payment in full of all money (including interest and expenses) payable in respect of the shares.

5.10	Evidence of forfeiture

A statement in writing declaring that the person making the statement is a Director or a Secretary, and that a share in the Company has been forfeited in accordance with this Constitution on the date stated in the statement, is prima facie evidence of the facts stated in the statement as against all persons claiming to be entitled to the share.

5.11	Transfer of forfeited share

The Company may receive the consideration (if any) given for a forfeited share on any sale or disposition of the share under rule 5.5 and may execute or effect a transfer of the share in favour of the person to whom the share is sold or disposed of.

5.12	Registration of transferee

On the execution of the transfer, the transferee must be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

5.13	Irregularity or invalidity

The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

5.14	Forfeiture applies to non-payment of instalment

The provisions of this Constitution as to forfeiture apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time, as if that sum had been payable by virtue of a call duly made and notified.

6	Transfer of shares

6.1	Forms of instrument of transfer

Subject to the Listing Rules and to this Constitution, shares in the Company are transferable:

(a)	in the case of CHESS Approved Securities, in accordance with the CHESS Rules;

(b)	by instrument in writing in any usual or common form or in any other form that the Directors approve; or

(c)	by any other method of transfer of marketable securities which is recognised by the Corporations Act, SCH and ASX and is approved by the Directors.

6.2	Execution and delivery of transfer

If an instrument of transfer is to be used to transfer a share in accordance with rule 6.1(b), it must be:

(a)	a proper instrument of transfer within the meaning of the Corporations Act;

(b)	executed by or on behalf of both the transferor and the transferee unless it is a sufficient transfer of marketable securities within the meaning of the Corporations Act; and

(c)	left for registration at the share registry of the Company, accompanied by the information the Directors properly require to show the right of the transferor to make the transfer,

and in that event the Company must, subject to the powers vested in the Directors by this Constitution, register the transferee as the holder of the share.

6.3	Effect of registration

Except as provided by the CHESS Rules, a transferor of a share remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the share and a transfer of a share does not pass the right to any dividends declared on the share until registration.

6.4	Company to register forms without charge

The Company must register all registrable transfer forms, split certificates, renunciations and transfers, issue certificates and transmission receipts and mark or note transfer forms without charge except where the issue of a certificate is to replace a lost or destroyed certificate.

6.5	Power to refuse to register

If permitted to do so by the Listing Rules the Directors may:

(a)	request SCH to apply a holding lock to prevent a transfer of CHESS Approved Securities from being registered on the CHESS sub-register; or

(b)	refuse to register a transfer of shares in the Company to which paragraph (a) does not apply.

6.6	Obligation to refuse to register

The Directors must:

(a)	request SCH to apply a holding lock to prevent transfer of CHESS Approved Securities registered on the CHESS sub-register; or

(b)	refuse to register any transfer of shares in the Company to which paragraph (a) does not apply,

if:

(c)	the Listing Rules require the Company to do so; or

(d)	the transfer is in breach of the Listing Rules or a Restriction Agreement.

6.7	Written notice to security holder of holding lock or refusal

If in the exercise of their rights under rules 6.5 and 6.6 and the Directors request application of a holding lock to prevent a transfer of CHESS Approved Securities or refuse to register a transfer of a security they must within 5 Business Days, give written notice of the request or refusal to the holder of the Security, the transferee and the broker lodging the transfer, if any. Failure to give such notice does not invalidate the decision of the Directors.

6.8	Company to retain instrument of transfer

The Company must retain every instrument of transfer which is registered for such period as the Directors determine.

6.9	Refusal to register

If the Directors refuse registration of a transfer, the transfer must be returned to the person who deposited it if demand is made by that person within 12 months of the giving of notice of refusal to register unless there has been an allegation of fraud concerning the transfer or the transaction to which it relates.

6.10	Resolution required for proportional takeover provisions

Notwithstanding rules 6.1, 6.2 and 6.3, if offers are made under a proportional takeover bid for securities of the Company in accordance with the Corporations Act:

(a)	rules 6.10 to 6.14 apply;

(b)
the registration of a transfer giving effect to a takeover contract resulting from acceptance of an offer made under the takeover bid is prohibited unless and until a resolution (an “approving resolution”) to approve the bid is passed in accordance with rule 6.13 or rule 6.14; and

(c)	the Directors must ensure that an approving resolution is voted on in accordance with rules 6.11 to 6.12 before the fourteenth day before the last day of the bid period.

6.11	Procedure for resolution

The Directors may determine whether the approving resolution is voted on:

(a)
at a meeting of persons entitled to vote on the resolution convened and conducted, subject to the provisions of rule 6.12, as if it were a general meeting of the Company convened and conducted in accordance with this Constitution and the Corporations Act with such modifications as the Directors determine the circumstances require; or

(b)	by means of a postal ballot conducted in accordance with the following procedure:

(i)
a notice of postal ballot and ballot paper must be sent to all persons entitled to vote on the resolution not less than 14 days before the date specified in the notice for closing of the postal ballot, or such lesser period as the Directors determine the circumstances require;

(ii)
the non-receipt of a notice of postal ballot or ballot paper by, or the accidental omission to give a notice of postal ballot or ballot paper to, a person entitled to receive them does not invalidate the postal ballot or any resolution passed under the postal ballot;

(iii)	the notice of postal ballot must contain the text of the resolution and the date for closing of the ballot and may contain any other information the Directors consider appropriate;

(iv)	each ballot paper must specify the name of the person entitled to vote;

(v)	a postal ballot is only valid if the ballot paper is duly completed and:

(A)	if the person entitled to vote is an individual, signed by the individual or a duly authorised attorney; or

(B)	if the person entitled to vote is a corporation, executed under seal or as permitted by the Corporations Act or under the hand of a duly authorised officer or duly authorised attorney;

(vi)
a postal ballot is only valid if the ballot paper and the power of attorney or other authority, if any, under which the ballot paper is signed or a copy of that power or authority certified as a true copy by statutory declaration is or are received by the Company before close of business on the date specified in the notice of postal ballot for closing of the postal ballot at the Registered Office or share registry of the Company or at such other place as is specified for that purpose in the notice of postal ballot; and

(vii)	a person may revoke a postal ballot vote by notice in writing to be received by the Company before the close of business on the date for closing of the postal ballot.

6.12	Persons entitled to vote

The only persons entitled to vote on the approving resolution are those persons who, as at the end of the day on which the first offer under the bid was made, held bid class securities. Each person who is entitled to vote is entitled to one vote for each bid class security held by that person at that time.

Neither the bidder nor any associate of the bidder is entitled to vote on the resolution.

6.13	Resolution passed or rejected

If the resolution is voted on in accordance with rules 6.10 to 6.12 then it is to be taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the resolution is greater than one-half, and otherwise is to be taken to have been rejected.

6.14	Resolution taken as passed

If a resolution to approve the bid has not been voted on as at the end of the day before the fourteenth day before the last day of the offer period, then a resolution to approve the bid is taken to have been passed in accordance with rules 6.11 to 6.13.

6.15	Takeover rules cease to have effect

Rules 6.10 to 6.14 cease to have effect on the day three years after the later of their adoption or last renewal.

7	Transmission of shares

7.1	Transmission of shares on death of holder

If a Member, who does not own shares jointly, dies, the Company is to recognise only the personal representative of the Member as being entitled to the Member’s interest in the shares.

7.2	Information given by personal representative

If the personal representative gives the Directors the information they reasonably require to establish the representative’s entitlement to be registered as a holder of the shares:

(a)	the personal representative may:

(i)	by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

(ii)	by giving a completed transfer form to the Company, transfer the shares to another person; and

(b)	the personal representative is entitled, whether or not registered as the holder of the shares, to the same rights as the Member.

On receiving an election under paragraph (a)(i), the Company must register the personal representative as the holder of the shares.

A transfer under paragraph (a)(ii) is subject to the rules that apply to transfers generally.

7.3	Death of joint owner

If a Member, who owns shares jointly, dies, the Company will recognise only the survivor as being entitled to the Member’s interest in the shares. The estate of the Member is not released from any liability in respect of the shares.

7.4	Transmission of shares on bankruptcy

If a person entitled to shares because of the bankruptcy of a Member gives the Directors the information they reasonably require to establish the person’s entitlement to be registered as holder of the shares, the person may:

(a)	by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

(b)	by giving a completed transfer form to the Company, transfer the shares to another person.

On receiving an election under paragraph (a), the Company must register the person as the holder of the shares.

A transfer under paragraph (b) is subject to the rules that apply to transfers generally.

This rule has effect subject to the Bankruptcy Act 1966 (Cwlth).

7.5	Transmission of shares on mental incapacity

If a person entitled to shares because of the mental incapacity of a Member gives the Directors the information they reasonably require to establish the person’s entitlement to be registered as the holder of the shares:

(a)	the person may:

(i)	by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

(ii)	by giving a completed transfer form to the Company, transfer the shares to another person; and

(b)	the person is entitled, whether or not registered as the holder of the shares, to the same rights as the Member.

On receiving an election under paragraph (a)(i), the Company must register the person as the holder of the shares.

A transfer under paragraph (a)(ii) is subject to the rules that apply to transfers generally.

8	General meetings

8.1	Annual general meeting

Annual general meetings of the Company are to be held in accordance with the Corporations Act.

8.2	Convening general meeting

A Director or the Directors may convene and arrange to hold a general meeting of the Company whenever they think fit and must do so if required to do so under the Corporations Act.

8.3	Notice of general meeting

Notice of a meeting of Members must be given in accordance with Part 19 and the Corporations Act.

8.4	Calculation of period of notice

In computing the period of notice under rule 8.3, both the day on which the notice is given or taken to be given and the day of the meeting convened by it are to be disregarded.

8.5	Cancellation or postponement of a meeting

(a)
Where a meeting of Members (including an annual general meeting) is convened by the Directors they may by notice, whenever they think fit, cancel the meeting or postpone the holding of the meeting to a date and time determined by them or change the place for the meeting. The notice must be:

(i)	published in a daily newspaper circulating in Australia;

(ii)	given to ASX; or

(iii)	subject to the Corporations Act and the Listing Rules, given in any other manner determined by the Directors.

(b)
This rule 8.5 does not apply to a meeting convened in accordance with the Corporations Act by a single Director, by Members, by the Directors on the request of Members or by meetings convened by the Court.

8.6	Notice of cancellation or postponement of a meeting

Notice of cancellation or postponement of a general meeting must state the reason for cancellation or postponement and be given:

(a)	to each Member individually; and

(b)	to each other person entitled to be given notice of a meeting of the Company’s Members under the Corporations Act.

8.7	Contents of notice of postponement of meeting

A notice of postponement of a general meeting must specify:

(a)	the postponed date and time for the holding of the meeting;

(b)	a place for the holding of the meeting which may be either the same as or different from the place specified in the notice convening the meeting; and

(c)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the holding of the meeting in that manner.

8.8	Number of clear days for postponement of meeting

The number of clear days from the giving of a notice postponing the holding of a general meeting to the date specified in that notice for the holding of the postponed meeting must not be less than the number of clear days notice of the general meeting required to be given by this Constitution or the Corporations Act.

8.9	Technology

(a)	The Company may hold a meeting of Members at two or more places using any technology that gives the Members as a whole a reasonable opportunity to participate.

(b)	If, before or during a meeting of Members any technical difficulty occurs where all Members may not be able to participate, the chairman of the meeting may:

(i)	adjourn the meeting until the difficulty is remedied; or

(ii)	where a quorum remains present (in the venue at which the chairman is present) and able to participate, subject to the Corporations Act, continue the meeting.

8.10	Business at postponed meeting

The only business that may be transacted at a general meeting the holding of which is postponed is the business specified in the original notice convening the meeting.

8.11	Proxy, attorney or Representative at postponed meeting

Where:

(a)
by the terms of an instrument appointing a proxy or attorney or of an appointment of a Representative, a proxy or an attorney or a Representative is authorised to attend and vote at a general meeting to be held on a specified date or at a general meeting or general meetings to be held on or before a specified date; and

(b)	the date for holding the meeting is postponed to a date later than the date specified in the instrument of proxy, power of attorney or appointment of Representative,

then, by force of this rule, that later date is substituted for and applies to the exclusion of the date specified in the instrument of proxy, power of attorney or appointment of Representative unless the Member appointing the proxy, attorney or Representative gives to the Company at its Registered Office notice in writing to the contrary not less than 48 hours before the time to which the holding of the meeting has been postponed.

8.12	Non-receipt of notice

The non-receipt of notice of a general meeting or cancellation or postponement of a general meeting by, or the accidental omission to give notice of a general meeting or cancellation or postponement of a general meeting to, a person entitled to receive notice does not invalidate any resolution passed at the general meeting or at a postponed meeting or the cancellation or postponement of a meeting.

8.13	Director entitled to notice of meeting

A Director is entitled to receive notice of and to attend all general meetings and all separate general meetings of the holders of any class of shares in the capital of the Company and is entitled to speak at those meetings.

9	Proceedings at general meetings

9.1	Membership at a specified time

The Directors may determine, for the purposes of a particular general meeting, that all the shares that are quoted on ASX at a specified time before the meeting are taken to be held at the time of the meeting by the persons who hold them at the specified time. The determination must be made and published in accordance with the Corporations Act.

9.2	Reference to a Member

Unless the contrary intention appears, a reference to a Member in Part 9 means a person who is a Member, or is a proxy, attorney or Representative of that Member.

9.3	Number for a quorum

Subject to rule 9.6, three Members present in person or by proxy, attorney or Representative are a quorum at a general meeting. Each individual present may only be counted once towards a quorum. If a Member has appointed more than one proxy or Representative only of them may be counted towards a quorum.

9.4	Requirement for a quorum

An item of business may not be transacted at a general meeting unless a quorum is present when the meeting proceeds to consider it. If a quorum is present at the beginning of a meeting it is taken to be present throughout the meeting unless the chairman of the meeting (on the chairman’s own motion or at the request of a Member, proxy, attorney or Representative who is present) declares otherwise.

9.5	Quorum and time

If within 15 minutes after the time appointed for a meeting a quorum is not present, the meeting:

(a)	if convened by a Director, or at the request of, Members, is dissolved; and

(b)
in any other case stands adjourned to the same day in the next week and the same time and place, or to such other day, time and place as the Directors appoint by notice to the Members and others entitled to notice of the meeting.

9.6	Adjourned meeting

At a meeting adjourned under rule 9.5(b), two persons each being a Member, proxy, attorney or Representative present at the meeting are a quorum and, if a quorum is not present within 15 minutes after the time appointed for the adjourned meeting, the meeting is dissolved.

9.7	Appointment and powers of chairman of general meeting

If the Directors have elected one of their number as chairman of their meetings, that person is entitled to preside as chairman at a general meeting.

9.8	Absence of chairman at general meeting

If a general meeting is held and:

(a)	a chairman has not been elected by the Directors; or

(b)	the elected chairman is not present within 15 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the following may preside as chairman of the meeting (in order of precedence):

(c)	the deputy chairman (if any);

(d)	a Director chosen by a majority of the Directors present;

(e)	the only Director present;

(f)	a Member chosen by a majority of the Members present in person or by proxy, attorney or Representative who are entitled to vote at the meeting.

9.9	Conduct of general meetings

The chairman of a general meeting:

(a)	has charge of the general conduct of the meeting and of the procedures to be adopted at the meeting;

(b)
may require the adoption of any procedure which is in the chairman’s opinion necessary or desirable for proper and orderly debate or discussion and the proper and orderly casting or recording of votes at the general meeting;

(c)
may, having regard where necessary to the Corporations Act, terminate discussion or debate on any matter whenever the chairman considers it necessary or desirable for the proper conduct of the meeting;

(d)	may, subject to the Corporations Act, eject a Member from the meeting, at any time the chairman considers it is necessary or desirable for the proper and orderly conduct of the meeting; and

(e)
may require the adoption of any procedure which is in the chairman’s opinion necessary or desirable for proper and orderly debate or discussion and the proper and orderly casting or recording of votes at the meeting, and a decision by the chairman under this rule is final.

9.10	Admission to general meetings

The chairman of a general meeting may take any action the chairman considers appropriate for the safety of persons attending the meeting and the orderly conduct of the meeting and may refuse admission to, or require to leave and remain out of, the meeting any person:

(a)	in possession of a pictorial-recording or sound-recording device;

(b)	in possession of a placard or banner;

(c)	in possession of an article considered by the chairman to be dangerous, offensive or liable to cause disruption;

(d)	who refused to produce or to permit examination of any article, or the contents of any article, in the person’s possession;

(e)	who behaves or threatens to behave in a dangerous, offensive or disruptive way; or

(f)	who is not entitled to receive notice of the meeting.

9.11	Adjournment of general meeting

The chairman of a general meeting may at any time during the meeting adjourn the meeting or any business, motion, question, resolution, debate or discussion being considered or remaining to be considered by the meeting either to a later time at the same meeting or to an adjourned meeting at any time and any place, but:

(a)
in exercising the discretion to do so, the chairman may, but need not, seek the approval of the Members present in person or by proxy, attorney or Representative who are entitled to vote at the meeting; and

(b)	only unfinished business is to be transacted at a meeting resumed after an adjournment.

Unless required by the chairman, a vote may not be taken or demanded by the Members present in respect of any adjournment.

9.12	Notice of adjourned meeting

It is not necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting unless a meeting is adjourned for one month or more. In that case, notice of the adjourned meeting must be given as in the case of an original meeting.

9.13	Questions decided by majority

Subject to the requirements of the Corporations Act, a resolution is taken to be carried if a simple majority of the votes cast on the resolution are in favour of it.

9.14	Equality of votes—no casting vote for chairman

If there is an equality of votes, either on a show of hands or on a poll, the chairman of the meeting is not entitled to a casting vote in addition to any votes to which the chairman is entitled as a Member or proxy or attorney or Representative. If an equal number of votes is cast for and against a resolution, the matter is decided in the negative.

9.15	Declaration of results

At any general meeting a resolution put to the vote of the meeting must be decided on a show of hands unless a poll is properly demanded and the demand is not withdrawn. A declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact. Neither the chairman nor the minutes need state and it is not necessary to provethe number or proportion of the votes recorded in favour of or against the resolution where the resolution is decided on a show of hands.

9.16	Poll

If a poll is demanded:

(a)	Subject to rule 9.16(c) it must be taken in the manner and at the date and time directed by the chairman and the result of the poll is the resolution of the meeting at which the poll was demanded;

(b)	on the election of a chairman or on a question of adjournment, it must be taken immediately;

(c)	votes which the Corporations Act require to be cast in a given way must be treated as cast in that way;

(d)	the demand may be withdrawn; and

(e)	the demand does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

9.17	Entitlement to vote

Subject to any rights or restrictions for the time being attached to any class or classes of shares and to this Constitution:

(a)	on a show of hands, each Member present in person and each other person present as a proxy, attorney or Representative of a Member has one vote; and

(b)
on a poll, each Member present inperson has one vote for each fully paid share held by the Member and each person present as proxy, attorney or Representative of a Member has one vote for each fully paid share held by the Member that the person represents.

A Member is not entitled to vote at a general meeting in respect of shares which are the subject of a current Restriction Agreement for so long as any breach of that agreement subsists.

9.18	Voting restrictions

If:

(a)
the Corporations Act or the Listing Rules require that some Members are not to vote on a resolution, or that votes cast by some Members be disregarded, in order for the resolution to have an intended effect; and

(b)	the notice of the meeting at which the resolution is proposed states that fact,

those Members have no right to vote on that resolution and the Company must not count any votes purported to be cast by those Members.

9.19	Voting restrictions on proxies

If a Member has appointed two proxies, on a show of hands, neither of those proxies may vote. If a proxy purports to vote in a way or in circumstances that contravene the Corporations Act, on a show of hands the vote is invalid and the Company must not count it and on a poll rule 9.16 applies.

9.20	Voting on a poll for partly paid shares

Subject to rule 9.24 and the terms on which shares are issued, if a Member holds partly paid shares, the number of votes the Member has in respect of those shares on a poll is determined as follows:

A x B C	=	D

where:

A is the number of those shares held by the Member;

B is the amount paid on each of those shares excluding any amount:

(a)	paid or credited as paid in advance of a call; and

(b)	credited as paid on those shares to the extent that it exceeds the value (ascertained at the time of issue of those shares) of the consideration received for the issue of those shares;

C is the issue price of each of these shares; and

D is the number of votes the Member has.

9.21	Fractions disregarded for a poll

On the application of rule 9.20, disregard any fraction which arises.

9.22	Joint shareholders’ vote

If a share is held jointly and more than one Member votes in respect of that share, only the vote of the Member whose name appears first in the Register counts.

9.23	Vote of shareholder of unsound mind

If a Member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health, then the Member’s committee or trustee or any other person who properly has the management of the Member’s estate may exercise any rights of the Member in relation to a general meeting as if the committee, trustee or other person were the Member.

9.24	Effect of unpaid call

A Member is not entitled at a general meeting to cast a vote attached to a share on which a call is due and payable and has not been paid.

9.25	Validity of vote in certain circumstances

Unless the Company has received written notice of the matter before the start or resumption of the meeting at which a person votes as a proxy, attorney or Representative, a vote cast by that person is valid even if, before the person votes:

(a)	the Member is present at the meeting;

(b)	the appointing Member dies;

(c)	the Member is mentally incapacitated;

(d)	the Member revokes the appointment or authority;

(e)	the Member revokes the authority under which the appointment was made by a third party; or

(f)	the Member transfers the share in respect of which the appointment or authority was given.

9.26	Objection to voting qualification

An objection to the right of a person to attend or vote at the meeting or adjourned meeting:

(a)	may not be raised except at that meeting or adjourned meeting; and

(b)	must be referred to the chairman of the meeting, whose decision is final.

A vote not disallowed under the objection is valid for all purposes.

10	Proxies, attorneys and representatives

10.1	Appointment of a proxy

A Member may appoint up to 2 proxies to attend and act for the Member at a meeting of Members. An appointment of a proxy must be made by written notice lodged or deposited with the Company as required by rule 10.4:

(a)	that complies with the Corporations Act; or

(b)	in any other form and mode that complies with the Listing Rules and is, and is signed or acknowledged by the member in a manner, satisfactory to the Board.

If a Member appoints 2 proxies and the appointment does not specify the proportion or number of the Member’s votes each proxy may exercise (subject to rule 10.9), each proxy may exercise half of those votes. Any instrument of proxy deposited under this rule in which no person is named as the proxy, is treated as having been given in favour of the chairman of the meeting.

10.2	Appointment of an attorney

A Member may appoint an attorney to attend and act for the Member at a meeting of the Company. If the appointor is an individual, the power of attorney must be signed in the presence of a witness. An attorney, if authorised by the power, may appoint a proxy to act at a meeting of the Company.

10.3	Appointment of a corporate representative

A Member that is a body corporate may appoint an individual to act as its Representative at meetings of Members as permitted by the Corporations Act. Evidence of the appointment may be deposited with the Company in any form satisfactory to the Directors.

10.4	Deposit of proxy forms and powers of attorney

An appointment of a proxy or an attorney, or the revocation of the appointment of a proxy or attorney, is not effective for a particular meeting of Members unless the instrument effecting the appointment, together with any evidence required under rule 10.5, is received by the Company at its Registered Office or is transmitted to and received at a fax number at that office (or another address (including electronic address) specified for the purpose in the relevant notice of meeting):

(a)	at least 48 hours before the time for which the meeting was called; or

(b)	if the meeting has been adjourned, at least 48 hours before the resumption of the meeting; or

(c)	in either case, within any greater time before the meeting permitted by the Corporations Act.

10.5	Evidence of proxy forms, powers of attorney and other appointments

The Directors may require evidence of:

(a)	in the case of a proxy form executed by an attorney, the relevant power of attorney or a certified copy of it;

(b)	in the case of an attorney, the power of attorney or a certified copy of it;

(c)
in the case of a Representative, the appointment of the Representative in accordance with the Corporations Act (for example, a copy of the minute recording the resolution by which the Representative was appointed, certified as true and correct by a director or secretary of the body corporate, or a certificate duly executed by the body corporate certifying the appointment of the Representative); or

(d)	in the case of any appointment under this Part 10 which is transmitted to the Company electronically, the identity of the person who transmitted the message containing the appointment.

10.6	Standing appointments

A Member may appoint a proxy, attorney or Representative to act at a particular meeting of Members or make a standing appointment and may revoke any appointment. A proxy, attorney or Representative need not be a Member.

10.7	Suspension of proxy or attorney’s powers if Member present

(a)	A proxy or attorney has no power to act for a Member at a meeting at which the Member is present:

(i)	in the case of an individual, in person; or

(ii)	in the case of a body corporate, by a Representative.

(b)	A proxy has no power to act for a Member at a meeting at which the Member is present by an attorney.

10.8	Priority of conflicting appointments of attorney or representative

If more than 1 attorney or Representative appointed by a Member is present at a meeting of Members and the Company has not received notice of revocation of any of the appointments:

(a)	an attorney or Representative appointed to act at that particular meeting may act to the exclusion of an attorney or Representative appointed under a standing appointment; and

(b)	subject to rule 10.7(a)(i), an attorney or Representative appointed under the most recent appointment may act to the exclusion of an attorney or Representative appointed earlier in time.

10.9	More than 2 current proxy appointments

An appointment of a proxy by a Member is revoked (or, in the case of a standing appointment, suspended for that particular meeting) if the Company receives a further appointment of a proxy from that Member which would result in there being more than 2 proxies of that Member entitled to act at a meeting. The appointment of proxy made first in time is the first to be treated as revoked or suspended by this rule.

11	The Directors

11.1	Number of Directors

The number of Directors is to be not less than five nor more than:

(a)	10; or

(b)	any lesser number than 10 determined by the Directors (but the number must not be less than the number of Directors in office at the time the determination takes effect).

The Directors in office at the time of adoption of this Constitution continue in office subject to this Constitution.

11.2	Change of number of Directors

The Company in general meeting may by resolution increase or reduce the number of Directors, and may also determine the rotation in which the increased or reduced number is to retire from office.

11.3	Rotation of Directors

At each annual general meeting one-third of the Directors for the time being, or, if their number is not three nor a multiple of three, then the number nearest one-third, and any other Director who has held office for three years or more since last being elected, must retire from office.

In determining the number of Directors to retire, account is not to be taken of:

(a)	a Director who only holds office until the conclusion of the meeting in accordance with rule 11.8;

(b)	the Managing Director who is exempt from retirement by rotation in accordance with rule 12.10; or

(c)	a Director who vacates office under any provision of the Corporations Act concerning the maximum age of directors.

11.4	Office held until conclusion of meeting

A retiring Director holds office until the conclusion of the meeting at which that Director retires but is eligible for re-election.

11.5	Directors to retire

The Directors to retire at any annual general meeting must be those who have been longest in office since their last election, but, as between persons who were last elected as Directors on the same day, those to retire must be determined by lot, unless they otherwise agree among themselves.

11.6	Director elected at general meeting

Subject to the Corporations Act and to the number of Directors set under rules 11.1 and 11.2 not being exceeded the Company may, at a general meeting at which a Director retires or otherwise vacates office, by resolution fill the vacated office by electing a person to that office.

11.7	Eligibility for election as Director

Except for:

(a)	a person who is eligible for election or re-election under rule 11.4 or 11.8; or

(b)	a person whose office as a Director becomes vacant by operation of section 201C(3) of the Corporations Act,

a person is not eligible for election as a Director at a general meeting of the Company unless a consent to nomination signed by the person has been lodged at the Registered Office at least:

(c)	in the case of a person recommended for election by the Directors, at any time before the general meeting; and

(d)	in any other case, 30 business days before the general meeting, or any other period permitted under the Listing Rules or the Corporations Act.

11.8	Casual vacancy

The Directors may at any time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, provided the total number of Directors does not exceed the maximum number determined in accordance with rule 11.1.

A Director appointed under this rule holds office until the conclusion of the next annual general meeting of the Company but is eligible for election at that meeting. This provision does not apply to one Managing Director nominated by the Directors under rule 12.10.

11.9	Remuneration of Directors

The Directors are entitled to be remunerated for their services as Directors and the total amount or value of the remuneration must not exceed $1,750,000 per annum (inclusive of superannuation contributions) or any other amount per annum determined by the Company in general meeting. The remuneration is to be divided among the Directors in the proportion and manner agreed between them or, in default of agreement, equally. The remuneration may be provided in any manner the Directors decide, which may include provision of non cash benefits (and, to avoid doubt, such non cash benefit may include the issue or purchase of shares in the Company or the grant of options over shares in the Company).

If the Directors decide to include non cash benefits in a Director’s remuneration the Directors must also decide the manner in which the value of those benefits is to be calculated for the purposes of this rule.

The remuneration of a Director is taken to accrue from day to day, except that remuneration in the form of non cash benefit is taken to accrue at the time that the benefit is provided to the Director, subject to the terms on which the benefit is provided. This rule does not apply to the remuneration of a Managing Director or an Executive Director in either capacity.

11.10	Additional or special duties

If a Director at the request of the Directors performs additional or special duties for the Company, the Company may remunerate that Director as determined by the Directors and that remuneration may be either in addition to or in substitution for that Director’s remuneration under rule 11.9.

11.11	Retirement benefit or compensation for loss of office

Subject to the Listing Rules and Corporations Act:

(a)
the Company may pay a former Director, or the personal representatives of a Director who dies in office, a retirement benefit in recognition of past services of an amount determined by the Directors. The Company may also enter into a contract with a Director providing for payment of a retiring benefit; and

(b)	the Company may pay a former Director a payment as to compensation for loss of office.

A retirement benefit paid under this rule is not remuneration to which rule 11.9 applies.

11.12	Expenses

A Director is also entitled to be reimbursed out of the funds of the Company such reasonable travelling, accommodation and other expenses as the Director may incur when travelling to or from meetings of the Directors or a Committee or when otherwise engaged on the business of the Company. An expense paid under this rule is not remuneration to which rule 11.9 applies.

11.13	Director’s interests

Subject to complying with the Corporations Act regarding disclosure of and voting on matters involving material personal interests, a Director may:

(a)	hold any office or place of profit in the Company, except that of auditor;

(b)	hold any office or place of profit in any other company, body corporate, trust or entity promoted by the Company or in which it has an interest of any kind;

(c)	be a member or creditor of any corporation (including the Company) or partnership other than the auditor;

(d)	enter into any contract or arrangement with the Company;

(e)	participate in any association, institution, fund, trust or scheme for past or present employees of the Company or Directors or persons dependent on or connected with them;

(f)	act in a professional capacity (or be a member of a firm which acts in a professional capacity) for the Company, except as auditor;

(g)	participate in, vote on and be counted in a quorum for any meeting, resolution or decision of the Directors and may be present at any meeting where any matter is being considered by the Directors;

(h)	sign or participate in the execution of a document by or on behalf of the Company; and

(i)	do any of the above despite the fiduciary relationship of the Director’s office:

(i)	without any liability to account to the Company for any direct or indirect benefit accruing to the Director; and

(ii)	without affecting the validity of any contract or arrangement.

A reference to the Company in this rule 11.13 is also a reference to each related body corporate of the Company.

11.14	Vacation of office of Director

In addition to the circumstances in which the office of a Director becomes vacant under the Corporations Act, the office of a Director becomes vacant if the Director:

(a)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;

(b)	resigns from the office by notice in writing to the Company; or

(c)	is not present personally or by proxy or Alternate Director at meetings of the Directors for a continuous period of three months without leave of absence from the Directors.

12	Powers and duties of Directors

12.1	Directors to manage Company

The business of the Company is to be managed by the Directors, who may exercise all such powers of the Company as are not, by the Corporations Act or by this Constitution, required to be exercised by the Company in general meeting.

12.2	Specific powers of Directors

Without limiting the generality of rule 12.1, the Directors may exercise all the powers of the Company to borrow or raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

12.3	Appointment of attorney

The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for the purposes and with the powers, authorities and discretions vested in or exercisable by the Directors for such period and subject to such conditions as they think fit.

12.4	Provisions in power of attorney

A power of attorney granted under rule 12.3 may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate (including by way of appointment of a substitute attorney) all or any of the powers, authorities and discretions vested in the attorney.

12.5	Signing of cheques

The Directors may determine the manner in which and persons by whom cheques, promissory notes, bankers’ drafts, bills of exchange and other negotiable instruments, and receipts for money paid to the Company, may be signed, drawn, accepted, endorsed or otherwise executed.

12.6	Directors’ committees

The Directors may delegate any of their powers, other than powers required by law to be dealt with by Directors as a board, to a committee or committees consisting of at least one Director and such other persons as they think fit.

12.7	Powers delegated to Directors’ committees

A committee to which any powers have been delegated under rule 12.6 must exercise those powers in accordance with any directions of the Directors. A power so exercised is taken to have been exercised by the Directors.

12.8	Appointment of Managing and Executive Directors

The Directors may:

(a)
appoint one or more of their number to the office of Managing Director or as an Executive Director or to any other office, except auditor, or employment under the Company for the period and on the terms they think fit;

(b)	subject to the terms of any contract between the relevant Director and the Company, at any time remove or dismiss any Managing Director or Executive Director from that office; and

(c)	appoint another Director to that office.

12.9	Ceasing to be Managing or Executive Director

A Managing Director or Executive Director automatically ceases to be a Managing Director or Executive Director on ceasing to be a Director.

12.10	One Managing Director exempt

One Managing Director, nominated by the Directors, is exempt from the election requirement under rule 11.8 and from retirement by rotation and is not counted under rule 11.3 for determining the number of Directors to retire by rotation.

12.11	Remuneration of Managing and Executive Directors

The remuneration of a Managing Director or an Executive Director may be fixed by the Directors and may be by way of salary or commission or participation in profits or by all or any of those modes, but may not be by a commission on or percentage of operating revenue.

12.12	Powers of Managing and Executive Directors

The Directors may:

(a)	confer on a Managing Director or an Executive Director such of the powers exercisable by them, on such terms and conditions and with such restrictions, as they think fit; and

(b)	withdraw or vary any of the powers conferred on a Managing Director or an Executive Director.

12.13	Powers of Delegation

The powers of delegation expressly or impliedly conferred by this Constitution on the Directors are so conferred in substitution for, and to the exclusion of, the power conferred by section 198D of the Corporations Act.

13	Proceedings of Directors

13.1	Directors’ meetings

The Directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

13.2	Director may convene a meeting

A Director may at any time, and the Secretary must on the written request of a Director, convene a meeting of the Directors.

13.3	Use of technology

(a)
Subject to the Corporations Act, a meeting of the Directors may be held using any technology. A meeting of the Directors held solely or partly by technology is treated as held at the place at which the greatest number of the Directors present at the meeting is located or, if an equal number of Directors is located in each of 2 or more places, at the place where the chairman of the meeting is located.

(b)
If, before or during a meeting, any technical difficulty occurs where one or more Directors cease to participate, the Chairman may adjourn the meeting until the difficulty is remedied or may, where a quorum of Directors remains present, continue the meeting.

13.4	Questions decided by majority

A question arising at a meeting of Directors is to be decided by a majority of votes of Directors present and entitled to vote and that decision is for all purposes a decision of the Directors.

13.5	Alternate Director and voting

A person who is present at a meeting of Directors as an Alternate Director for another Director has one vote for each absent Director who would be entitled to vote if present at the meeting and for whom that person is an Alternate Director and, if that person is also a Director, has one vote as a Director in that capacity.

13.6	Chairman’s casting vote

In the event of an equality of votes cast for and against a question:

(a)	the chairman of the meeting has a second or casting vote, unless:

(i)	only two Directors are present and entitled to vote at the meeting on the question; or

(ii)	the chairman of the meeting it not entitled to vote; and

(b)	if the chairman does not have a second or casting vote under rule 13.6(a), the question is decided in the negative.

13.7	Appointment of Alternate Director

Subject to the Corporations Act, a Director may appoint a person, approved by a majority of the other Directors to be an Alternate Director in the Director’s place during such period as the Director thinks fit.

13.8	Alternate Director and meetings

An Alternate Director is entitled to notice of all meetings of the Directors only if the appointer requests notices to be sent and if the appointor does not participate in a meeting, the Alternate Director is entitled to participate and vote in the appointor’s place.

13.9	Alternate Director’s powers

An Alternate Director may exercise all the powers of the appointor except the power to appoint an Alternate Director and, subject to the Corporations Act, may perform all the duties of the appointor except if the appointor has exercised or performed them.

13.10	Alternate Director responsible for own acts and defaults

Whilst acting as a Director, an Alternate Director:

(a)	is an officer of the Company and not the agent of the appointor; and

(b)	is responsible to the exclusion of the appointor for the Alternate Director’s own acts and defaults.

13.11	Alternate Director and remuneration

An Alternate Director is not entitled to receive from the Company any remuneration or benefit under rule 11.9 or 11.11.

13.12	Termination of appointment of Alternate Director

The appointment of an Alternate Director may be terminated at any time by the appointor even if the period of the appointment of the Alternate Director has not expired, and terminates in any event if the appointor ceases to be a Director.

13.13	Appointment or termination in writing

An appointment, or the termination of an appointment, of an Alternate Director must be effected by a notice in writing signed by the Director who makes or made the appointment and delivered to the Company.

13.14	Alternate Director and number of Directors

An Alternate Director is not to be taken into account separately from the appointor in determining the number of Directors.

13.15	Quorum for Directors’ meeting

The number of Directors whose presence in person or by proxy is necessary to constitute a quorum for a meeting of Directors is four or any greater number determined by the Directors and a quorum must be present for the whole meeting.

An Alternate Director who is also a Director or a person who is an Alternate Director for more than 1 appointer may only be counted once toward a quorum.

13.16	Remaining Directors may act

The continuing Directors may act despite a vacancy in their number. If their number is reduced below the minimum fixed by rule 11.1, the continuing Directors may, except in an emergency, act only for the purpose of filling vacancies to the extent necessary to bring their number up to that minimum or to convene a general meeting.

13.17	Chairman of Directors

The Directors may elect one of their number as chairman of their meetings and may also determine the period for which the person elected as chairman is to hold office.

13.18	Absence of chairman at Directors’ meeting

If a Directors’ meeting is held and:

(a)	a chairman has not been elected under rule 13.17; or

(b)	the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the Directors present must elect one of their number to be a chairman of the meeting.

13.19	Chairman of Directors’ committee

The members of a committee may elect one of their number as chairman of their meetings. If a meeting of a committee is held and:

(a)	a chairman has not been elected; or

(b)	the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unable or unwilling to act,

the members involved may elect one of their number to be chairman of the meeting.

13.20	Meetings of Directors’ committee

A committee may meet and adjourn as it thinks proper.

13.21	Determination of questions

Questions arising at a meeting of a committee are to be determined by a majority of votes of the members involved and voting. In the event of an equality of votes the chairman of the meeting has a casting vote, unless only two members of the committee are present and entitled to vote at the meeting on the question.

13.22	Circulating resolutions

If:

(a)	each Director, and each Alternate Director in respect of whom the appointor has given notice under rule 13.8, is given a document setting out a proposed resolution; and

(b)	at least two-thirds of the Directors who are entitled to vote on the resolution state that they are in favour of the resolution by signing the document,

a Directors’ resolution in those terms is passed at the time when the last of the Directors who constitute the majority signs.

13.23	Additional provisions concerning written resolutions

For the purpose of rule 13.22:

(a)	a document may be given to a Director or Alternate Director by sending it to the place or address (including electronic address) notified by the Director or Alternate Director from time to time;

(b)	two or more separate documents in identical terms, each of which is signed by one or more Directors, are treated as one document;

(c)	signature of a document by an Alternate Director is not required if the appointor of that Alternate Director has signed the document;

(d)	signature of a document by the appointor of an Alternate Director is not required if that Alternate Director has signed the document in that capacity;

(e)
a telex, telegram or facsimile or a message in electronic form containing the text of the document expressed to have been signed by a Director that is sent to the Company is a document deemed to be signed by that Director at the time of its receipt by the Company; and

(f)	accidental failure to give notice of a document under rule 13.22, or non-receipt of such document by a Director, does not result in the resolution being invalid.

13.24	Minutes

The Directors must cause minutes of meetings to be made and kept in accordance with the Corporations Act.

13.25	Validity of acts of Directors

All acts done at a meeting of the Directors or of a committee of Directors, or by a person acting as a Director are, even if it is afterwards discovered that:

(a)	there was a defect in the appointment or continuance in office of a person as a Director or of the person so acting; or

(b)	a person acting as a Director was disqualified or was not entitled to vote,

as valid as if the relevant person had been duly appointed or had duly continued in office and was qualified and entitled to vote.

14	Secretary

14.1	Appointment of Secretary

There must be at least one Secretary of the Company who is to be appointed by the Directors.

14.2	Suspension and removal of Secretary

The Directors may suspend or remove a Secretary from that office.

14.3	Powers, duties and authorities of Secretary

A Secretary holds office on the terms and conditions (including as to remuneration) and with the powers, duties and authorities, as determined by the Directors. The exercise of those powers and authorities and the performance of those duties by a Secretary is subject at all times to the control of the Directors.

15	Seals

15.1	Safe custody of common seals

The Directors must provide for the safe custody of any seal of the Company.

15.2	Use of common seal

If the Company has a common seal or duplicate common seal:

(a)	it may be used only by the authority of the Directors, or of a committee of the Directors authorised by the Directors to authorise its use; and

(b)
every document to which it is affixed must be signed by a Director and be countersigned by another Director, a Secretary or another person appointed by the Directors to countersign that document or a class of documents in which that document is included.

16	Inspection of records

16.1	Inspection by Members

Subject to the Corporations Act, the Directors may determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of Members (other than Directors).

16.2	Right of a Member to inspect

A Member (other than a Director) does not have the right to inspect any document of the Company except as provided by law or authorised by the Directors or by the Company in general meeting.

17	Dividends and reserves

17.1	Payment of dividend

Subject to the Corporations Act, this Constitution and the rights of persons (if any) entitled to shares with special rights to dividend, the Directors may determine that a dividend is payable, fix the amount and the time for payment and authorise the payment or crediting by the Company to, or at the direction of, each Member entitled to that dividend.

17.2	No interest on dividends

Interest is not payable by the Company on a dividend.

17.3	Reserves and profits carried forward

The Directors may:

(a)
before paying any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve, to be applied, at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied; and

(b)	carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

Pending application, any sum set aside as a reserve may, at the discretion of the Directors, be used in the business of the Company or be invested as the Directors think fit.

17.4	Source of dividends

Subject to the Listing Rules, the Directors may resolve to pay a dividend to some Members out of a particular reserve or out of profit derived from a particular source and pay the same dividend to other Members entitled to it out of other reserves or profits.

17.5	Calculation and apportionment of dividends

Subject to the rights of any persons entitled to shares with special rights as to dividend and to the terms of any shares issued to the contrary, the profits of the Company are divisible among the Members so that, on each occasion on which a dividend is paid:

(a)	the same sum is paid on each share on which all amounts payable have been paid; and

(b)
the sum paid on a share on which all amounts payable have not been paid is the proportion of the sum referred to in paragraph (a) that the amount paid on the shares bears to the total of the amounts paid and payable on the share.

To determine the amount paid on a share, exclude any amount:

(c)	paid or credited as paid in advance of a call; and

(d)	credited as paid on a share to the extent that it exceeds the value (ascertained at the time of issue of the share) of the consideration received for the issue of the share.

17.6	Deductions from dividends

The Directors may deduct from any dividend payable to, or at the direction of, a Member all sums of money (if any) presently payable by that Member to the Company on account of calls or otherwise in relation to shares in the Company.

17.7	Distribution of specific assets

When resolving to pay a dividend, the Directors may:

(a)
resolve that the dividend be satisfied either wholly or partly by the distribution of specific assets to some or all of the persons entitled to the dividend, including fully paid shares in or debentures of the Company or fully paid shares in or debentures of any other body corporate; and

(b)	direct that the dividend payable in respect of any particular shares be satisfied wholly or partly by such a distribution and that the dividend payable in respect of other shares be paid in cash.

17.8	Resolution of distribution difficulties

If a difficulty arises in regard to a distribution under rule 17.7, the Directors may:

(a)	settle the matter as they consider expedient;

(b)	fix the value for distribution of the specific assets or any part of those assets;

(c)	determine that cash payments will be made to, or at the direction of, any Members on the basis of the value so fixed in order to adjust the rights of all parties; and

(d)	vest any such specific assets in trustees as the Directors consider expedient.

If a distribution of specific assets to, or at the direction of, a particular Member or Members is illegal or, in the Directors’ opinion, impracticable the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the dividend instead of the distribution of specific assets.

17.9	Payment to holders and joint holders

A dividend, interest or other money payable in cash in respect of shares may be paid using any payment method elected by the Company including:

(a)	by cheque sent through the post directed to the address in the Register of the holder or, in the case of joint holders, to the address of the joint holder first named in the Register;

(b)	by cheque sent through the post directed to such other address as the holder or joint holder in writing directs; or

(c)	by some other method of direct credit determined by the Directors to the holder or holders shown on the Register or to such person or place directed by them.

17.10	Effectual receipt from one joint holder

Any one of two or more joint holders may give an effectual receipt for any dividend, interest or other money payable in respect of the shares held by them as joint holders.

17.11	Election to reinvest dividend

Subject to the Listing Rules, the Directors may grant to Members or any class of Members the right to elect to reinvest cash dividends paid by the Company by subscribing for shares in the Company on such terms and conditions as the Directors think fit.

17.12	Election to accept shares in lieu of dividend

Subject to the Listing Rules, the Directors may determine in respect of any dividend which it is proposed to pay on any shares of the Company that holders of the shares may elect:

(a)	to forego the right to share in the proposed dividend or part of such proposed dividend; and

(b)	to receive instead an issue of shares credited as fully paid on such terms as the Directors think fit.

17.13	Unclaimed dividends

Unclaimed dividends may be invested by the Directors as they think fit for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed moneys.

18	Capitalisation of profits

18.1	Capitalisation of reserves and profits

The Directors:

(a)
may resolve to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members; and

(b)
may, but need not, resolve to apply the sum in any of the ways mentioned in rule 18.2, for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend.

18.2	Applying a sum for the benefit of Members

The ways in which a sum may be applied for the benefit of Members under rule 18.1 are:

(a)	in paying up any amounts unpaid on shares held by Members;

(b)	in paying up in full unissued shares or debentures to be issued to Members as fully paid; or

(c)	partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

18.3	Effecting the resolution

The Directors may do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the Members among themselves, may:

(a)	make cash payments in cases where shares or debentures become issuable in fractions;

(b)	authorise any person to make, on behalf of all or any of the Members entitled to any further shares or debentures on the capitalisation, an agreement with the Company providing for:

(i)	the issue to them, credited as fully paid up, of any further shares or debentures; or

(ii)
the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised;

(c)	fix the value of specific assets; and

(d)	vest cash or specific assets in trustees,

and any agreement so made is effective and binding on all the Members concerned.

19	Service of documents

19.1	Document includes notice

In Part 19, a reference to a document includes a notice.

19.2	Methods of service

The Company may give a document to a Member:

(a)	personally;

(b)	by sending it by post to the address for the Member in the Register or an alternative address nominated by the Member; or

(c)	by sending it to a fax number or electronic address nominated by the Member.

19.3	Post

A document sent by post:

(a)	if sent to an address in Australia, may be sent by ordinary post; and

(b)	if sent to an address outside Australia, must be sent by airmail,

and in either case is taken to have been received on the day after the date of its posting.

19.4	Fax or electronic transmission

If a document is sent by fax or electronic transmission, delivery of the document is taken:

(a)	to be effected by properly addressing and transmitting the fax or electronic transmission; and

(b)	to have been delivered on the day following its transmission.

19.5	Evidence of service

A certificate in writing signed by a Director or Secretary of the Company stating that a notice was sent is conclusive evidence of service.

19.6	Countings days

Subject to rule 8.4, the Corporations Act and the Listing Rules, if a specified period must pass after a notice is given before an action may be taken, the day on which the notice is given and the day on which the action is to be taken are excluded in reckoning the period.

19.7	Notices to “lost” members

If:

(a)	on 2 or more consecutive occasions a notice posted to a member is returned unclaimed or with an indication that the Member is not known at the address to which it was sent; or

(b)	the Directors believe on other reasonable grounds that a Member is not at the address shown in the Register,

the Company may give effective notice and future notices to that Member by exhibiting the notice of the Company’s Registered Office for at least 48 hours.

This rule ceases to apply if the Member gives the Company notice of a new address.

19.8	Joint holders

A document may be given by the Company to the joint holders of a share by giving it to the joint holder first named in the Register in respect of the share.

19.9	Persons entitled to shares

A person who by operation of law, transfer or other means whatsoever becomes entitled to any share is absolutely bound by every document given in accordance with this rule to the person from whom that person derives title prior to registration of that person’s title in the Register.

20	Winding up

20.1	Distribution of assets

If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company, divide among the Members in kind the whole or any part of the property of the Company and may for that purpose set such value as the liquidator considers fair on any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members.

20.2	Powers of liquidator to vest property

The liquidator may, with the sanction of a special resolution of the Company, vest the whole or any part of any such property in trustees on such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any shares or other securities in respect of which there is any liability on the part of the holder.

20.3	Shares issued on special terms

Rules 20.1 and 20.2 do not prejudice or affect the rights of a Member holding shares issued on special terms and conditions.

21	Indemnity and insurance

21.1	Indemnity—Directors and Secretary

The Company, to the maximum extent permitted by law must:

(a)
indemnify any current or former Director or Secretary of the Company or any of its Subsidiaries, against all liabilities incurred as such a Director or Secretary to a person including a liability incurred as a result of appointment or nomination by the Company or Subsidiary as a trustee or as a director, officer or employee of another corporation; and

(b)
make a payment (whether by way of advance, loan or otherwise) in respect of legal costs incurred by a current or former Director or Secretary in defending an action for a liability incurred as such an officer or in resisting or responding to actions taken by a government agency, a duly constituted Royal Commission or other official inquiry, a liquidator, administrator, trustee in bankruptcy or other authorised official.

An	indemnity paid under this rule is not remuneration to which rule 11.9 applies.

21.2	Indemnity—Executive Officers

The Company, to the maximum extent permitted by law may:

(a)
indemnify any current or former executive officer of the Company or any of its Subsidiaries, against all liabilities incurred as such an executive officer to a person including a liability incurred as a result of appointment or nomination by the Company or Subsidiary as trustee or as a director, officer or employee of another corporation; and

(b)
make a payment (whether by way of advance, loan or otherwise) in respect of legal costs incurred by a current or former executive officer in defending an action for a liability incurred as such an officer or in resisting or responding to actions taken by a government agency, a duly constituted Royal Commission or other official inquiry, a liquidator, administrator, trustee in bankruptcy or other authorised official.

21.3	Insurance

The Company may pay or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who is or has been a Director, Secretary or executive officer of the Company or of a Subsidiary against liability incurred by the person in that capacity, including a liability for legal costs, unless:

(a)	the Company is forbidden by statute to pay or agree to pay the premium; or

(b)	the contract would, if the Company paid the premium, be made void by statute.

An insurance premium paid under this rule is not remuneration to which rule 11.9 applies.

21.4	Contract

The Company may enter into a contract with a person who is or has been a Director, Secretary or an executive officer of the Company to give:

(a)	effect to the rights of the person conferred by this rule 21; and

(b)
the person access to papers, including those documents provided from or on behalf of the Company or a subsidiary of the Company to the person during their appointment and those documents which were referred to in such documents or were made available to the person for the purposes of carrying out their duties as a Director, Secretary or an executive officer of the Company.

21.5	No Limit

This rule 21 does not limit any right a person who is or has been a Director, Secretary or an executive officer of the Company otherwise has.

22	Restricted Securities

22.1	Disposal during Escrow Period

Restricted Securities cannot be disposed of during the Escrow Period except as permitted by the Listing Rules or ASX.

The Company must not acknowledge a disposal (including by registering a transfer) of Restricted Securities during the Escrow Period except as permitted by the Listing Rules or ASX.

22.2	Breach of Restriction Agreement or Listing Rules

During a breach of the Listing Rules relating to Restricted Securities, or a breach of a Restriction Agreement, the holder of the Restricted Securities is not entitled to any dividend or distribution, or voting rights, in respect of the Restricted Securities.

23	Small Holdings

23.1	Divestment Notice

If the Directors determine that a Member is a Small Holder or a New Small Holder the Company may give the Member a Divestment Notice to notify the Member:

(a)
that the Member is a Small Holder or a New Small Holder, the number of Shares making up and the Market Value of the Small Holding or New Small Holding and the date on which the Market Value was determined;

(b)	that the Company intends to sell the Relevant Shares in accordance with this rule after the end of the Relevant Period specified in the Divestment Notice;

(c)
if the Member is a Small Holder, that the Member may at any time before the end of the Relevant Period notify the Company in writing that the Member desires to retain the Relevant Shares and that if the Member does so the Company will not be entitled to sell the Relevant Shares under that Divestment Notice; and

(d)	after the end of the Relevant Period the Company may for the purpose of selling the Relevant Shares that are in a CHESS Holding initiate a Holding Adjustment to move those Shares from that CHESS Holding to an Issuer Sponsored or Certificated Holding.

If the SCH Business Rules apply to the Relevant Shares, the Divestment Notice must comply with the SCH Business Rules.

23.2	Relevant Period

For a Divestment Notice given to a Small Holder, the Relevant Period must be at least six weeks from the date the Divestment Notice was given. For a Divestment Notice given to a New Small Holder, the Relevant Period must be at least seven days from the date the Divestment Notice was given.

23.3	Company can sell Relevant Shares

At the end of the Relevant Period the Company is entitled to sell on-market or in any other way determined by the Directors:

(a)
the Relevant Shares of a Member who is a Small Holder, unless that Member has notified the Company in writing before the end of the Relevant Period that the Member desires to retain the Relevant Shares, in which event the Company must not sell those Relevant Shares under that Divestment Notice; and

(b)	the Relevant Shares of a Member who is a New Small Holder.

23.4	No obligation to sell

The Company is not bound to sell any Relevant Shares which it is entitled to sell under this Part but unless the Relevant Shares are sold within six weeks after the end of the Relevant Period the Company’s right to sell the Relevant Shares under the Divestment Notice relating to those Shares lapses and it must notify the Member to whom the Divestment Notice was given accordingly.

23.5	Company as Member’s attorney

To effect the sale and transfer by the Company of Relevant Shares of a Member, the Member appoints the Company and each Director and Secretary jointly and severally as the Member’s attorney in the Member’s name and on the Member’s behalf to do all acts and things which the Company considers necessary or appropriate to effect the sale or transfer of the Relevant Shares and, in particular:

(a)	to initiate a Holding Adjustment to move the Relevant Shares from a CHESS Holding to an Issuer Sponsored Holding or a Certificated Holding; and

(b)	to execute on behalf of the Member all deeds instruments or other documents necessary to transfer the Relevant Shares and to deliver any such deeds, instruments or other documents to the purchaser.

23.6	Conclusive evidence

A statement in writing by or on behalf of the Company under this rule is binding on and conclusive against (in the absence of manifest error) a Member. In particular, a statement that the Relevant Shares specified in the statement have been sold in accordance with this Part is conclusive against all persons claiming to be entitled to the Relevant Shares and discharges the purchaser from all liability in respect of the Relevant Shares.

23.7	Registering the purchaser

The Company must register the purchaser of Relevant Shares as the holder of the Relevant Shares transferred to the purchaser under this rule. The purchaser is not bound to see to the application of any money paid as consideration. The title of the purchaser to the Relevant Shares transferred to the purchaser is not affected by any irregularity or invalidity in connection with the actions of the Company under this Part.

23.8	Payment of proceeds

Subject to rule 23.9, where:

(a)	Relevant Shares of a Member are sold by the Company on behalf of the Member under this rule; and

(b)
the certificate for the Relevant Shares (unless the Company is satisfied that the certificate has been lost or destroyed or the Relevant Shares are Uncertificated Securities) has been received by the Company, the Company must, within 60 days of the completion of the sale, send the proceeds of sale to the Member entitled to those proceeds by sending a cheque payable to the Member through the post to the address of the Member shown in the Register, or in the case of joint holders, to the address shown in the Register as the address of the Member whose name first appears in the Register. Payment of any money under this rule is at the risk of the Member to whom it is sent.

23.9	Costs

In the case of a sale of the Relevant Shares of a New Small Holder in accordance with this rule, the Company is entitled to deduct and retain from the proceeds of sale, the costs of the sale as determined by the Company. In any other case, the Company or a purchaser must bear the costs of sale of the Relevant Shares. The costs of sale include all stamp duty, brokerage and government taxes and charges (except for tax on income or capital gains of the Member) payable by the Company in connection with the sale and transfer of the Relevant Shares.

23.10	Remedy limited to damages

The remedy of a Member to whom this rule applies, in respect of the sale of the Relevant Shares of that Member is expressly limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

23.11	Dividends and voting suspended

Unless the Directors determine otherwise, where a Divestment Notice is given to a New Small Holder in accordance with this rule, then despite any other provision in this Constitution, the rights to receive payment of dividends and to vote attached to the Relevant Shares of that Member are suspended until the Relevant Shares are transferred to a new holder or that Member ceases to be a New Small Holder. Any dividends that would, but for this rule, have been paid to that Member must be held by the Company and paid to that Member within 60 days after the earlier of the date the Relevant Shares of that Member are transferred and the date that the Relevant Shares of that Member cease to be subject to a Divestment Notice.

23.12	12 month limit

If it is a requirement of the Listing Rules, the Company must not give a Small Holder more than one Divestment Notice in any 12 month period (except as contemplated by rule 23.13).

23.13	Effect of takeover bid

From the date of the announcement of a takeover bid for the Shares until the close of the offers made under the takeover bid, the Company’s powers under this rule to sell Relevant Shares of a Member cease. After the close of the offers under the takeover bid, the Company may give a Divestment Notice to a Member who is a Small Holder or a New Small Holder, despite rule 23.12 and the fact that it may be less than 12 months since the Company gave a Divestment Notice to that Member.

24	Definitions and Interpretation

24.1	Definitions

In this Constitution unless the contrary intention appears:

Alternate Director means a person appointed as an alternate director under rule 13.7.

ASX means Australian Stock Exchange Limited.

Auditor means the appointed auditor of the Company.

Business Day means a day other than a Saturday, Sunday or public holiday in Melbourne.

CHESS means Clearing House Electronic Sub-register System.

CHESS Rules means the SCH Business Rules and the provisions of the Corporations Act and Listing Rules concerning the electronic share registration and transfer system as and to the extent that they apply to the Company.

CHESS Approved Securities means securities of the Company which are approved by SCH in accordance with the SCH Business Rules.

Company means BHP Steel Limited.

Constitution means this constitution as amended from time to time, and a reference to an rule is a reference to an rule of this Constitution.

Corporations Act means the Corporations Act 2001 (Cwlth).

Director means a person holding office as a director of the Company, and where appropriate includes an Alternate Director.

Directors means all or some of the Directors acting as a board.

Divestment Notice is a notice given under rule 23.1 to a Small Holder or a New Small Holder.

Executive Director means a person appointed as an executive director under rule 12.8.

Listing Rules means the Listing Rules of ASX and any other rules of ASX which are applicable to the Company while the Company is admitted to the official list of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.

Managing Director means a person appointed as a managing director (by any title approved by the Directors) under rule 12.8.

Market Value in relation to a Share is the closing price on SEATS of the Share.

Member means a person entered in the Register as a holder of shares in the capital of the Company.

New Small Holder is a Member who is the holder or a joint holder of a New Small Holding.

New Small Holding is a holding of Shares created after the date on which this rule came into effect by the transfer of a parcel of Shares the aggregate Market Value of which at the time a proper SCH transfer was initiated or a paper based transfer was lodged, was less than a marketable parcel of Shares as provided under the Listing Rules.

Part means a Part of this Constitution.

Prescribed Interest Rate means the rate determined by the Directors for the purpose of this Constitution, and in the absence of a determination means 20% per annum.

Register means the register of Members of the Company under the Corporations Act and if appropriate includes a branch register.

Registered Office means the registered office of the Company.

Relevant Period is the period specified in a Divestment Notice under rules 23.1 and 23.2.

Relevant Shares are the Shares specified in a Divestment Notice.

Representative means a person appointed to represent a corporate Member at a general meeting of the Company in accordance with the Corporations Act.

Restriction Agreement means a restriction agreement within the meaning and for the purposes of the Listing Rules.

SCH means ASX Settlement and Transfer Corporation Pty Limited.

SCH Business Rules means the Business Rules made by SCH.

Secretary means a person appointed under rule 14.1 as a secretary of the Company andwhere appropriate includes an acting secretary and a person appointed by the Directors to perform all or any of the duties of a secretary of the Company.

Shares for the purposes of rule 23 are shares in the Company all of the same class.

Small Holder is a Member who is the holder or a joint holder of a Small Holding.

Small Holding is a holding of Shares the aggregate Market Value of which at the relevant date is less than a marketable parcel of Shares as provided under the Listing Rules.

State means the State or Territory in which the Company is for the time being registered.

Subsidiary means an entity which is a subsidiary of the Company as defined in the Corporations Act or is a subsidiary or otherwise controlled by the Company within the meaning of any approved accounting standard.

24.2	Interpretation

In this Constitution unless the contrary intention appears:

(a)	(gender) words importing any gender include all other genders;

(b)	(person) the word person includes a firm, a body corporate, a partnership, a joint venture, an unincorporated body or association or an authority;

(c)	(singular includes plural) the singular includes the plural and vice versa;

(d)	(regulations) a reference to a law includes regulations and instruments made under the law;

(e)
(amendments to statutes) a reference to a law or a provision of a law includes amendments, re-enactments or replacements of that law or the provision, whether by the State or the Commonwealth of Australia or otherwise;

(f)	(from time to time) a power, an authority or a discretion reposed in a Director, the Directors, the Company in general meeting or a Member may be exercised at any time and from time to time; and

(g)	(amount paid) a reference to an amount paid on a share includes an amount credited as paid on that share;

(h)
(signed) where, by a provision of this Constitution, a document including a notice is required to be signed, that a requirement may be satisfied in relation to an electronic communication of the document in any manner permitted by law or by any State or Commonwealth law relating to electronic transmissions or in any other manner approved by the Directors; and

(i)
(writing) “writing” and “written” includes printing, typing and other modes of reproducing words in a visible form including, without limitation, any representation of words in a physical document or in an electronic communication or form or otherwise.

24.3	Corporations Act

In this Constitution unless the contrary intention appears:

(a)
an expression has, in a provision of this Constitution that deals with a matter dealt with by a particular provision of the Corporations Act, the same meaning as in that provision of the Corporations Act; and

(b)	“section” means a section of the Corporations Act.

24.4	Listing Rules and SCH Business Rules – interpretation

In this Constitution, unless the contrary intention appears:

(a)	the expressions “Certificated Holding”, “CHESS Holding”, “Holding Adjustment” and “Issue Sponsored Holding” have the same meanings as in the SCH Business Rules; and

(b)
the expressions “closing price on SEATS”, “Takeover Bid”, “Uncertificated Securities”, “disposed of”, “disposed”, “Escrow Period” and “Restricted Securities” have the same meaning as in the Listing Rules.

24.5	Headings and Parts

Headings are inserted for convenience and are not to affect the interpretation of this Constitution.

This Constitution is divided into Parts as indicated by its Contents.

24.6	Replaceable rules not to apply

The provisions of the Corporations Act that apply as replaceable rules are displaced by this Constitution and accordingly do not apply to the Company.

24.7	Currency

The Directors may:

(a)
differentiate between Members as to the currency in which any amount payable to a Member is paid (whether by way of or on account of dividends, repayment of capital, participation in surplus property of the Company or otherwise);

(b)
determine to pay a distribution in a currency other than Australian and the amount payable will be converted from Australian currency in any manner, at any time and at any exchange rate as the Directors think fit; and

(c)
in deciding the currency in which a payment is to be made to a Member, have regard to the registered address of the Member, the register on which a Member’s shares are registered and any other matters as the Directors consider appropriate.

24.8	Application of Listing Rules

In this Constitution a reference to the Listing Rules only applies while the Company is on the official list of ASX.

While the Company is on the official list of ASX:

(a)	despite anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act must not be done;

(b)	nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done;

(c)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done as the case may be;

(d)	if the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is taken to contain that provision;

(e)	if the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is taken not to contain that provision; and

(f)	if any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is taken not to contain that provision to the extent of the inconsistency.

Implementation Deed

Schedule 1 – Rights attaching to preference shares

1	Terms of preference shares

The Company may issue preference shares under rule 1.3 on the following terms:

(a)	each preference share confers on the holder a right to receive a preferential dividend at the rate and on the basis decided by the Directors under the terms of issue;

(b)	in addition to the preferential dividend, each preference share may participate with the ordinary shares in profits if, and to the extent that, the Directors decide under the terms of issue;

(c)	the preferential dividend may be cumulative if, and to the extent that, the Directors decide under the terms of issue;

(d)	each preference share confers on its holder:

(i)	the right to the preferential dividend in priority to the payment of any dividend on any other class of shares; and

(ii)	the right in a winding up or redemption to payment in cash in priority to any other class of shares of:

(A)	the amount of any dividend accrued but unpaid on the share at the date of winding up or the date of redemption; and

(B)	any amount paid on the share;

(e)
if, and to the extent that, the Directors decide under the terms of issue that, a preference share does not confer on its holder any right to participate in the profits or property of the Company except as set out above;

(f)	to the extent that the Directors decide under the terms of issue, a preference share may confer a right to a bonus issue or capitalisation of profits in favour of holders of those shares only;

(g)	a preference share does not entitle its holder to vote at any general meeting of the Company except:

(i)	on a proposal:

(A)	to reduce the share capital of the Company;

(B)	that affects rights attached to the share;

(C)	to wind up the Company; or

(D)	for the disposal of the whole of the property, business and undertaking of the Company;

(ii)	on a resolution to approve the terms of a buy back agreement;

(iii)	during a period in which a dividend or part of a dividend on the share is in arrears;

(iv)	during the winding up of the Company;

(v)	in any other circumstance the Board determines at the time of issue; and

(h)
each preference share confers on its holder the same rights as those conferred by the Constitution upon the holders of ordinary shares in relation to receiving notices of general meetings, reports, balance sheets and accounts and of attending and being heard at all general meetings of the Company.

2.	Foreign Currency

Where any amount is payable by the Company to the holder of a preference share in a currency other than Australian dollars, and the amount is not paid when due or at the commencement of the Company’s winding up, the holder may give notice to the Company requiring payment of an amount in Australian dollars equal to the foreign currency amount calculated by applying the reference rate on the date of payment for the sale of the currency in which the payment is to be made for Australian dollars. Reference rate means the rate applicable in the market and at the time determined by the Directors before allotment of those preference shares and specified in the terms of issue for those preference shares.

3.	Listing Rules

The rights of preference share holders must be consistent with those specified in the Listing Rules, except to the extent of any express written waiver of the Listing Rules by ASX.

4.	Conversion to ordinary shares

A preference share which, in accordance with its terms of issue, may be converted into an ordinary share will, at the time of conversion and without any further act, have the same rights as a fully paid ordinary share and rank equally with other fully paid ordinary shares on issue. This is subject to the terms of issue of the preference share in relation to entitlement to ordinary dividends paid after conversion. In addition, the terms of issue of the preference share may provide for the issue of additional ordinary shares on conversion as determined by the Directors.

Implementation Deed

Schedule 6 – Pro forma directors’ deed of
indemnity, access and insurance

DIRECTOR’S ACCESS INSURANCE AND INDEMNITY DEED

DATE

PARTIES

BHP Steel Limited ACN 000 011 058 (the “Company”)

[director’s name] of [address] (the “Director”)

RECITAL

The parties have agreed to enter this deed to regulate certain matters between them both during the time the Director holds office as, and after the Director ceases to be, a director of the Company.

OPERATIVE PROVISIONS

1.	INDEMNITY

1.1	Indemnified liabilities

Subject to and so far as may be permitted by the Corporations Act and subject also to clauses 1.3 and 1.4, the Company must, to the extent the Director is not otherwise indemnified, indemnify the Director against all Liabilities incurred in the capacity of an officer of the Company or any subsidiary of the Company.

1.2	Continuing indemnity

The indemnity in favour of the Director under clause 1.1 is a continuing indemnity. It applies in respect of all Liabilities incurred in the capacity of an officer of the Company or a subsidiary of the Company:

(a)	even though the Director is not an officer at the time the Claim in respect of a Liability is made or at the time of accrual of a cause of action constituting the Liability; and

(b)	even if the Liability was incurred before the date of this document.

1.3	Admissions or settlement

The Director must not without the consent of the Company (which the Company must not withhold unreasonably):

(a)	admit facts or allegations concerning; or

(b)	settle,

any Claim relating to a Liability for which the Director may seek indemnity under clause 1.1.

1.4	Conduct of litigation

The Company may take control of the defence of any Claim in respect of which the Director may seek indemnity under clause 1.1, including the selection and engagement of solicitors and counsel. If the Company does so:

(a)	the Company must not engage solicitors or counsel to whom the Director reasonably objects; and

(b)
the Director may participate in the proceedings and retain additional solicitors and counsel, but the Company need not indemnify the Director for the costs and expenses of those additional solicitors and counsel unless:

(i)	the Company and the Director have agreed to their retention in writing; or

(ii)
the parties to the litigation or proceeding include the Company, any of its related bodies corporate or other officers of the Company or one of its related bodies corporate and representation of the Director by solicitors and counsel appointed by the Company would in the opinion of counsel to the Director be inappropriate due to actual or potential differing interests between the Company and the Director.

Where paragraph (b)(ii) of this clause applies, the Company must not without the written consent of the Director (which the Director must not withhold unreasonably) admit facts or allegations concerning the Director or settle the proceedings.

1.5	Advances to Director

Subject to this document, the Company must, at the request of the Director and on such terms (including as to security) as it thinks fit, advance monies to the Director in respect of any Claim relating to a Liability for which the Director may seek indemnity under clause 1.1, to meet any costs or expenses:

(a)	of defending the Claim (where the Company has not taken over the conduct of the Claim under clause 1.4); and

(b)	of additional solicitors and counsel engaged under clause 1.4(b).

1.6	Interest

Where an advance is made under clause 1.5, interest will accrue on the amount so advanced at the prevailing overdraft rate of the Company for amounts equivalent to the amount of the loan, calculated daily.

1.7	Repayment of advances

If the Company:

(a)
is not permitted by law to indemnify the Director in respect of the costs and expenses referred to in clause 1.5 in respect of the Claim then, within 28 days after receipt of a written request from the Company, the Director must repay all monies advanced to the Director under clause 1.5 together with all accrued interest;

(b)
is permitted by law to indemnify the Director in respect of those costs and expenses, the amount advanced, together with interest accrued will be repaid from the amount that the Company is required to pay to the Director under the indemnity in clause 1.1.

1.8	Notice

If the Director becomes aware of any matter in respect of which the Director wishes to claim for indemnification under this clause, the Director must promptly notify the Company of the substance of the matter.

2.	INSURANCE

2.1	D&O Policy

Subject to the Corporations Act and the following provisions of this clause 2, the Company must use its best endeavours to ensure that the Director is insured under a D&O Policy issued by a reputable and solvent underwriter of policies of that kind:

(a)	during the Director’s term of office as; and

(b)	for 7 years after the Director ceases to be,

an officer of the Company or any of its subsidiaries.

2.2	Terms of policy

As far as practical, having regard to the cost of coverage and its availability, the Company must use its best endeavours to ensure that the D&O Policy:

(a)	is obtained from an insurer with the highest credit rating available in Australia, for providers of D&O Policies in Australia; and

(b)	is in terms which, taken as a whole, are not materially less favourable to the Director than either:

(i)	a D&O Policy program which provides coverage to at least A$200,000,000, in aggregate, and on terms and conditions of the type generally included in D&O Policies available in Australia; or

(ii)	the terms of any D&O Policy in respect of the directors of the Company from time to time.

2.3	Company to pay premiums

The Company must pay the premiums in respect of the D&O Policy except to the extent prohibited by law.

2.4	Contribution to premium by Director

If the Company is prohibited by law from paying a portion of the premium in respect of the D&O Policy, the Company must offer the Director the opportunity to, and the Director may (at the Director’s option), contribute that portion of the premium.

2.5	Company to provide evidence

The Company must produce to the Director on request evidence (for example, the policy document or a certificate of currency and receipts) that the D&O Policy is current and that the premium has been paid.

3.	ACCESS TO DOCUMENTS

3.1	Retention of documents

Subject to clause 3.2, the Company must maintain in secure custody a complete set of all Board Papers in a systematic and organised manner and where possible, in hard copy form (irrespective of whether electronic copies are also kept).

3.2	Secure disposal

If:

(a)	a Director has not notified the Company that a Board Paper should be retained; or

(b)	the Company has no reasonable grounds to believe that the document may be relevant to any present or contemplated Claim,

the Company may confidentially dispose of a document which has been a Board Paper for more than 10 years.

3.3	Access

Subject to clause 3.4, the Company must, at no cost to the Director, allow the Director (and the Director’s legal advisers) for the purposes of a Claim:

(a)	to which the Director is a party; or

(b)	that the Director proposes in good faith to bring; or

(c)	that the Director has reason to believe will be brought against him at all reasonable times to inspect and copy Board Papers and any other documents (being documents brought into existence before the Director ceased to be a director of the Company or a subsidiary of the Company) held by the Company.

The right of the Director to inspect and take copies of documents under this clause continues to be exercisable after the Director ceases to be a director of the Company or a subsidiary of the Company.

3.4	Privilege to be preserved

If the Company or a related body corporate of the Company has any right (including a right it has jointly or in common with the Director or with the Director and others) to privilege, such as legal professional privilege, in respect of any document which the Director inspects, copies or uses under this deed or under the Corporations Act or under the general law rights of a director:

(a)	by permitting such inspection, copying or use by the Director, neither the Company nor any related body corporate waives any privilege; and

(b)	in so inspecting, copying or using such a document, the Director must use best efforts to ensure that so far as is practical any such right to privilege is not lost or waived.

3.5	Privilege of the Company and the Director

Nothing in this deed or done pursuant to this deed prevents the Company or a related body corporate of the Company from relying on privilege in proceedings between the Director and the Company or related body corporate (including in respect of a document which the Company or related body corporate has disclosed to the Director outside those proceedings).

3.6	Additional Rights

This clause does not limit any right of access to Board Papers and any other documents held by the Company that the Director has apart from this deed and, in particular, for the purpose of exercising powers and discharging duties as an officer of the Company or a subsidiary of the Company.

4.	CONFIDENTIAL INFORMATION

4.1	Property of the Company

Confidential Information is and remains the property of the Company.

4.2	Proper use

The Director must not:

(a)	disclose to anyone else other than in the proper performance of duties as an officer of the Company or subsidiary of the Company; or

(b)	use for a purpose other than the performance of duties as an officer of the Company or subsidiary of the Company,

any Confidential Information, deductions or inferences flowing from Confidential Information or opinions regarding Confidential Information.

4.3	Return to Company

The Director must, within 7 days after ceasing to be a director of the Company or, in the case of copies of Board Papers and other documents provided to the Director under clause 3, within 7 days after the relevant Claim has been finally resolved:

(a)	return to the Company all Confidential Information (including personal copies of Board Papers and other documents provided by or on behalf of the Company to the Director); and

(b)	permanently delete any Confidential Information stored in a computer or electronic retrieval system so that it is incapable of retrieval.

This clause 4.3 does not require the Director to return or delete Confidential Information where the relevant Confidential Information is available publicly (otherwise than because the Director contravened this deed) and the document in which it is contained does not contain any Confidential Information which is not available publicly.

4.4	Permitted disclosure

Subject to clause 4.5, clause 4.2 does not forbid a disclosure of information:

(a)	available publicly otherwise than because the Director contravened this deed; or

(b)	required by law; or

(c)	reasonably necessary for the purpose of any Claim referred to in clause 3.3,

provided that, in the case of a disclosure under paragraph (b) or (c), to the extent practicable the Director must give prior notice to and consult with the Company before making such disclosure.

4.5	Protection of information

If the Director makes a disclosure described in clause 4.4(b) or (c), the Director must:

(a)	disclose only the minimum Confidential Information required; and

(b)	make the disclosure on the basis that:

(i)	the information is confidential; and

(ii)	the disclosure does not waive any legal professional privilege or exemption from freedom of information legislation which the Company could otherwise claim.

4.6	Additional rights

The rights of the Company and the obligations of the Director under clause 4 are in addition to those arising in common law or equity.

5.	NOTICES

5.1	Effective notice

A notice, consent or other communication under this deed is only effective if it is in writing, signed and either left at the addressee’s address or sent to the addressee by mail or fax. If it is sent by mail, it is taken to have been received on the next working day after it is posted. If it is sent by fax, it is taken to have been received when the sender’s fax machine produces a transmission report indicating that the fax was sent in full.

5.2	Address for notice

A person’s address and fax number are those set out below, or as the person notifies the sender:

The Company
Address:	Level 11, 120 Collins Street, Melbourne, Victoria
Fax number:	(03) 9666 4118
Attention:	Company Secretary

The Director Address: Fax number:

6.	GENERAL

6.1	Governing law

This deed is governed by the law in force in Victoria.

6.2	GST

(a)
Subject to paragraph (c), if a party (the “Supplier”) makes a supply (such as the right of the Director to be indemnified by the Company) to another party (the “Recipient”) under or in connection with this document, then in addition to paying any other consideration for the supply, the Recipient must:

(i)	pay to the Supplier the amount of any GST for which the Supplier is liable in relation to the supply, without deduction or set-off of any other amount; and

(ii)
make that payment as and when the consideration for the supply (or part of it) must be paid or provided, except that the Recipient need not pay unless the Recipient has received a tax invoice (or an adjustment note) for that supply.

(b)
If a party has a claim under or in connection with this document for a cost on which that party must pay GST, the claim is for the cost plus all GST (except any GST for which that party is entitled to an input tax credit).

(c)
A Director is only required to reimburse the Company for GST under this clause 6.2 to the extent that the event giving rise to the Company’s liability for GST is caused by or contributed to by a breach by the Director of an obligation under this document or by some other fault of the Director in connection with this document and then only to the extent that the Director is entitled to an input tax credit in relation to that GST.

6.3	Giving effect to this deed

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this deed.

6.4	Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:

(a)	no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.

6.5	Operation of this deed

(a)	Any right that a person may have under this deed is in addition to, and does not replace or limit, any other right that the person has.

(b)
Any provision of this deed which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this deed enforceable, unless this would materially change the intended effect of this deed.

7.	INTERPRETATION

7.1	Definitions

The following definitions apply in this deed.

“board” in relation to a company means the directors of that company for the time being.

“Board Papers” means all existing and future board papers, submissions, minutes, memoranda, board committee papers and documents referred to in any of those documents:

(a)	provided by or on behalf of the Company to its board (or, where the Director is or was a member of a board committee, to the board committee); and

(b)
if the Director is appointed a director of a wholly owned subsidiary of the Company, provided by or on behalf of the Company to the board of that subsidiary (or, where the Director is or was a member of a board committee of the subsidiary, to that board committee), while the Director was a director of the Company or any of its wholly owned subsidiaries.

“Claim” means a claim, suit, action or demand, and includes a valid inquiry or investigation by a Government Agency.

“Confidential Information” means all information of which the Director becomes aware in the capacity of an officer of the Company or a subsidiary of the Company:

(c)	concerning the past, present or future business, operations or affairs of the Company and its related bodies corporate; or

(d)	contained in Board Papers or this deed,

whether or not that information is described as confidential.

“Corporations Act” means the Corporations Act 2001 (Cth).

“D&O Policy” means an insurance policy against Officer’s Liability.

“Government Agency” means:

(e)	a government or government department or other body;

(f)	a governmental, semi-governmental or judicial person;

(g)	a committee of a parliament of the Commonwealth, a State or a Territory; or

(h)	a person (whether autonomous or not) who is charged with the administration of a law,

and, for the avoidance of doubt, includes the Australian Securities and Investments Commission, the Australian Competition and Consumer Commission, the Banking Ombudsman and any duly constituted Royal Commission or other official inquiry.

“Liabilities” means liabilities of any kind (whether actual or contingent and whether fixed or unascertained) and includes costs, damages and expenses, including legal and other costs and expenses incurred in connection with any legal proceedings or any investigation or inquiry by a Government Agency or a liquidator, administrator, trustee in bankruptcy or other authorised official.

“Officer’s Liability” means Liability incurred by the Director in the capacity of an officer of the Company or a subsidiary of the Company.

7.2	Officer of the Company

In this document, a reference to the Director in the capacity of an officer of the Company or a subsidiary of the Company includes:

(a)	a reference to the Director in the capacity of:

(i)	a trustee; or

(ii)	a director, an officer, or an employee, of another corporation (including any subsidiary of the Company); or

(iii)	a member of a committee,

where:

(iv)	the Director is requested, appointed or nominated by the Company or subsidiary to act as such a trustee, director, officer, employee or committee member (as the case may be); and

(v)	the Director has not been notified by the Company or relevant subsidiary that such request or nomination has been withdrawn or that such appointment has been terminated (as the case may be); and

(b)	a reference to the Director in the capacity as a director of the Company or a subsidiary of the Company.

7.3	Rules for interpreting this deed

Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this deed, except where the context makes it clear that a rule is not intended to apply.

(a)	A reference to:

(i)	legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(iv)	anything (including a right, obligation or concept) includes each part of it.

(b)	A singular word includes the plural, and vice versa.

(c)	A word which suggests one gender includes the other genders.

(d)	If a word is defined, another part of speech has a corresponding meaning.

(e)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)	The word “agreement” includes an undertaking or other binding arrangement or understanding, whether or not in writing.

(g)	The words and expressions defined in the Corporations Act have the same meanings in this deed.

(h)	Words defined in the “GST law” (as defined in A New Tax System (Goods and Services Tax) Act1999 (Cth)) have the same meaning in clause 6.2.

(i)
If a person is a member of a GST group, references to GST which the person must pay and to input tax credits to which the person is entitled include GST which the representative member of the GST group must pay and input tax credits to which the representative member is entitled.

(j)
If a person is notionally liable to pay GST or is liable to pay an amount which is treated as GST under the GST Law, references to GST which the person must pay extend to any notional liability of the person to pay GST and references to an input tax credit extend to any notional input tax credit to which the person is entitled.

EXECUTED as a deed.

Implementation Deed

Schedule 7 – Sale Shares

1.	All of the issued shares in the following entities:

(a)	BHP Steel Building Products (Guangzhou);

(b)	BHP Steel Building Products (Shanghai);

(c)	BHP Steel Building Products Vietnam;

(d)	Amari Wolff Steel Pty Limited;

(e)	AIS;

(f)	subject to the approval of the Malaysian Foreign Investment Committee on terms reasonably acceptable to the parties:

(i)	BHP Engineering (Malaysia) Sdn Bhd;

(ii)	BHP Information Technology Sdn Bhd;

(g)	BIEC International Inc;

(h)	BHP Steel Technology Inc;

(i)	BHP Steel Americas Inc;

(j)	BHP Steel Investments Inc;

(k)	BHP Steel Logistics Co Pty Limited;

(l)	BHP Trading New Zealand Limited;

(m)	BHP Asia Sdn Bhd;

(n)	BHP Stevedoring Pty Limited; and

(o)	BHP Transport and Logistics (New Zealand) Limited.

2.	The following shares in the following entities:

(a)	74% of the issued capital in PT BHP Steel Indonesia;

(b)	the A26 class share held by Keithen Limited in AIS;

(c)	the 1% holding of BHP Nominees Pty Limited in BHP Steel N Asia Limited; and

(d)	60% of the issued capital in New Zealand Steel (Aust) Pty Limited.

Implementation Deed

Schedule 8 – Form of AIS Transfer Agreement Details

Interpretation – definitions are at the end of the General terms

Parties	BHP Billiton and BHP Steel

BHP Billiton	Name	BHP Billiton Limited

	ABN	49 004 028 077

	Incorporated in	Commonwealth of Australia

	Address	Level 45, BHP Tower, Bourke Place, 600 Bourke Street, Melbourne, Victoria

	Fax	(03) 9609 3015

	Attention	The Company Secretary

BHP Steel	Name	BHP Steel Limited

	ABN	16 000 011 058

	Incorporated in	Commonwealth of Australia

	Address	120 Collins Street, Melbourne, Victoria

	Fax	(03) 9666 4118

	Attention	The Company Secretary

Recitals	A BHP Billiton is the registered holder and beneficial owner of all the AIS Shares.

B    BHP Billiton is the parent of the BHP Billiton group of companies. BHP Billiton has recently taken steps to divest its steel business by the separation and public listing of the BHP Steel group of companies (“Steel Demerger”)

C As part of the Steel Demerger, BHP Billiton has agreed to transfer the AIS Shares to BHP Steel.

Governing law	New South Wales

Date of agreement	See signing page

Implementation Deed

General terms

1	Condition precedent to formation of this agreement

This agreement is of no force or effect until BHP Billiton notifies BHP Steel in writing that the Effective Date has occurred.

2	Sale and purchase of AIS Shares

2.1	Agreement to sell and purchase AIS Shares

BHP Billiton agrees to sell and transfer to BHP Steel and BHP Steel agrees to purchase from BHP Billiton, on the terms and conditions of this agreement, the AIS Shares.

2.2	Transfer of AIS Shares and all rights attaching to AIS Shares

The AIS Shares are transferred with all rights, including dividend rights, attached or accruing to them on and from the AIS Completion Date.

2.3	Liabilities

Subject to clause 2.4, on and from the Accounting Separation Date, BHP Steel accepts and indemnifies BHP Billiton in respect of all Losses and Liabilities arising from and any costs, charges and expenses incurred in connection with the AIS Shares or AIS.

2.4	Collieries Business

BHP Steel is not liable under clause 2.3 in respect of any Losses and Liabilities arising from any costs, charges and expenses incurred in connection with the Collieries Business or the Collieries Assets.

3	Purchase Price

3.1	Payable on Completion

The price payable for the AIS Shares is [insert].

3.2	Adjustments

The parties acknowledge that the Purchase Price will be adjusted in accordance with the Implementation Deed.

4	Completion

4.1	Time and place of Completion

Completion will take place on the AIS Completion Date at the offices of BHP Billiton specified in the Details, or at a location agreed between the parties.

4.2	BHP Billiton’s obligations at Completion

At Completion BHP Billiton must:

(a)
deliver to BHP Steel or its solicitors executed transfers in favour of BHP Steel of all the AIS Shares together with the share certificates for the AIS Shares and consents that BHP Steel reasonably requires; and

(b)	cause:

(i)	the boards of directors of AIS to direct that, subject to the payment of stamp duty, the transfers of the AIS Shares are registered;

(ii)	the delivery to BHP Steel or its nominee of the Records, the common seal and any other company seals of AIS; and

(iii)
subject to the constitution of AIS, the appointment to the board of directors of AIS of BHP Steel’s nominees and the resignation from that board, on terms approved by BHP Steel of all the existing directors but so that properly constituted boards of directors exist at all times.

5	Passing of benefit and risk

Subject to clause 2.4 and to Completion occurring, all risks (including liabilities) and benefits in connection with the ownership of the AIS Shares are for the account of BHP Steel on and from the Accounting Separation Date.

6	Payment of the Purchase Price

BHP Steel agrees to pay the Purchase Price to BHP Billiton on the AIS Completion Date, if BHP Billiton complies with its obligations under clause 4.2, by appropriately adjusting any, or establishing, inter-company loan accounts on terms as to interest and repayment to be separately agreed.

7	Costs and stamp duty

7.1	Legal costs

BHP Billiton and BHP Steel agree to bear their own legal and other costs and expenses in connection with the preparation, execution and completion of this agreement and of other related documentation, except for stamp duty.

7.2	Stamp duty

BHP Steel agrees to bear all stamp duty payable or assessed in connection with this agreement and the transfer of the AIS Shares.

8	Notices

8.1	Form

Unless expressly stated otherwise in this agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this agreement must be in writing, signed by the sender (if an individual) or an Authorised Officer of the sender and marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified.

8.2	Delivery

They must be:

(a)	left at the address set out or referred to in the Details;

(b)	sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in the Details;

(c)	sent by fax to the fax number set out or referred to in the Details; or

(d)	given in any other way permitted by law.

However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

8.3	When effective

They take effect from the time they are received unless a later time is specified.

8.4	Receipt – post

If sent by post, they are taken to be received three days after posting (or seven days after posting if sent to or from a place outside Australia).

8.5	Receipt – fax

If sent by fax, they are taken to be received at the time shown in the transmission report as the time that the whole fax was sent.

9	Miscellaneous

9.1	Governing law

This agreement is governed by the laws of the place specified in the Details and each party submits to the jurisdiction of the Courts of that place.

9.2	No merger

The obligations and indemnities undertaken or given under or pursuant to this agreement do not merge on Completion.

9.3	Continuing Indemnities

The indemnities in this agreement are continuing obligations, independent from the other obligations of the parties under this agreement and continue after termination of this agreement. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this agreement.

9.4	Counterparts

This agreement may consist of a number of copies of this agreement each signed by one or more parties to the agreement. When taken together, the signed copies are treated as making up the one document.

9.5	Severability

Any provision in this agreement which is invalid or unenforceable in any jurisdiction is, if possible, to be read down for the purposes of that jurisdiction so as to be valid and enforceable, or if this is not possible, is to be severed to the extent of the invalidity or unenforceability without affecting the remaining provisions of this agreement or affecting the validity or enforceability of that provision in any other jurisdiction.

9.6	Relationship with Demerger Deed

The parties confirm that it is their intention that the provisions of this agreement are to prevail over the provisions of the Demerger Deed and the Implementation Deed in the event of inconsistency between the two.

10	Interpretation

10.1	Definitions

The following words have these meanings in this agreement unless the contrary intention appears.

Accounting Separation Date means, subject to the Implementation Deed, 1 July 2002 or any other date agreed between the parties as being the date up to (but excluding) which BHP Billiton will consolidate the results of BHP Steel.

AIS means BHP Steel (AIS) Pty Ltd ABN 19 000 019 625.

AIS Completion Date means any date specified in a notice given under clause 1 or any other date agreed by the parties but for the avoidance of doubt must be a date on or after the date of the notice given under clause 1 and on or before the Legal Separation Date.

AIS Shares means the all of the issued shares in the capital of AIS.

ASIC means the Australian Securities and Investments Commission.

ASX means the Australian Stock Exchange Limited.

Authorised Officer means a person appointed by a party to act as an authorised officer for the purposes of this agreement.

BHP Steel Shares means the ordinary shares in the capital of BHP Steel.

Collieries Agreement means the Business Sale and Purchase Agreement dated [insert] between AIS, Illawara Coal Holdings Pty Ltd, Endeavour Coal Pty Ltd, Dendrobium Coal Pty Ltd and Illawara Services Pty Ltd.

Collieries Assets means the assets transferred by AIS to the Collieries Group under the Collieries Agreement.

Collieries Business means the business associated with the Collieries Assets.

Collieries Group means Illawara Coal Holdings Pty Ltd and its Subsidiaries.

Completion means completion of the sale and purchase of the AIS Shares in accordance with clause 4 and Complete has a corresponding meaning.

Condition Precedent means the condition precedent to formation of this agreement set out in clause 1.

Demerger Deed means the Demerger Deed dated [insert] between BHP Billiton Limited, BHP Steel Limited, BHP Steel (AIS) Pty Ltd and Other Parties.

Details means the section of this agreement headed “Details”.

Effective Date means the date on which the office copy of the Court order under section 411(4)(b) of the Corporations Act approving the Scheme is lodged with ASIC.

Implementation Deed means the deed dated [ ] between BHP Billiton and BHP Steel.

Liabilities means all liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses of whatsoever description in connection with the AIS Shares or AIS irrespective of whether or not the liabilities arose from activities occurring before or after Completion.

Listing Date means the first business day after the Effective Date on which trading in BHP Steel Shares (on a deferred settlement basis or otherwise) commences on ASX.

Loss means any damage, loss, cost, claim, liability, or expense (including legal costs and expenses), excluding any consequential or indirect losses, economic losses or loss of profit.

Purchase Price means the consideration payable for the AIS Shares set out in clause 3.

Records means originals and copies, in machine readable or printed form, of all books, files, reports, records, correspondence, documents and other material of or relating to or used in connection with AIS including:

(a)	minute books, statutory books and registers, books of account and copies of taxation returns;

(b)	sales literature, market research reports, brochures and other promotional material (including printing blocks, negatives, sound tracks and associated material);

(c)	all sales and purchasing records;

(d)	all trading and financial records; and

(e)	lists of all regular suppliers and customers.

Subsidiary of an entity means another entity which is a subsidiary of the first within the meaning of Part 1.2 division 6 of the Corporations Act or is a subsidiary or otherwise controlled by the first within the meaning of any approved accounting standard.

10.2	Terms defined in Demerger Deed

Terms defined in the Demerger Deed and used in this agreement have the meaning given to them in the Demerger Deed unless the contrary intention appears.

10.3 Interpretation

Unless the contrary intention appears, a reference in this agreement to:

(a)	(singular includes plural) the singular includes the plural and vice versa;

(b)	(clauses and schedules) a clause or a schedule is a reference to a clause or schedule to this agreement;

(c)	(successors and assigns) a party to this agreement or any other agreement or instrument includes that person’s successors and permitted assigns;

(d)	(variations or replacement) a document (including this agreement) includes any variation or replacement of it;

(e)	(reference to statutes) a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(f)
(law) law means common law, principles of equity, and laws made by parliament (and laws made by parliament include State, Territory and Commonwealth laws and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

(g)	(dollars) Australian dollars, dollars, A$ or $ is a reference to the lawful currency in Australia;

(h)	(calculation of time) if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(i)	(reference to a day) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(j)
(accounting terms) an accounting term is a reference to that term as it is used in accounting standards under the Corporations Act, or, if not inconsistent with those standards, in accounting principles and practices generally accepted in Australia;

(k)
(meaning not limited) the words “include”, “including”, “for example” or “such as” are not used as, nor are they to be interpreted as, words of limitation, and, when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind; and

(l)	(headings) headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this agreement.

EXECUTED as an agreement

Implementation Deed

Dated:

SIGNED, SEALED AND
DELIVERED by
as attorney for BHP BILLITON
LIMITED under power of attorney
dated 3 May 2002 in the presence of:

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Signature of witness

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Name of witness (block letters)

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Address of witness

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Occupation of witness
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attorney
SIGNED, SEALED AND
DELIVERED by
as attorney for BHP STEEL
LIMITED under power of attorney
dated        in the presence of:

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Signature of witness

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Name of witness (block letters)

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Address of witness

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Occupation of witness
) ) ) ) ) ) ) ) ) ) ) ) ) )	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attorney

Implementation Deed

Annexure 1 – Sample Calculations

Verification of Process for Settling the Intercompany Loan between Steel and BHPB
Assumptions – Example 1

Forecast Intercompany Loan Balance after External Debt Drawdown	100	Owing from Steel to BHPB
“Initial Consideration Amount”
Actual Intercompany Loan Balance	85	Owing from Steel to BHPB
Forecast Operating Cashflow Performance	75
Actual Operating Cashflow Performance	90
“Adjustment Payment”	15	Owing from BHPB to Steel

	Op Bal		Process the Initial Consideration		Progressive Balance		Process the Adjustment Payment		Progressive Balance		Process the Consideration Adjustment	Final Balance		Comments
BHPB Accounts
I/Coy Loan with Steel	85	DR	100	CR	15	CR	15	DR	0		0	0
External Dr/Cr with Steel							15	CR	15	CR		15	CR
Investment in Steel			100	DR	100	DR			100	DR	0	100	DR
Steel Accounts
I/Coy Loan with BHPB	85	CR	100	DR	15	DR	15	CR	0		0	0
External Dr/Cr with BHPB							15	DR	15	DR		15	DR
Share Capital			100	CR	100	CR			100	CR	0	100	CR

Implementation Deed

Verification of Process for Settling the Intercompany Loan between Steel and BHPB
Assumptions – Example 2

Forecast Intercompany Loan Balance after External Debt Drawdown	100	Owing from Steel to BHPB
“Initial Consideration Amount”
Actual Intercompany Loan Balance	110	Owing from Steel to BHPB
Forecast Operating Cashflow Performance	75
Actual Operating Cashflow Performance	90
“Adjustment Payment”	15	Owing from BHPB to Steel

	Op Bal		Process the Initial Consideration		Progressive Balance		Process the Adjustment Payment		Progressive Balance		Process the Consideration Adjustment		Final Balance		Comments
BHPB Accounts
I/Coy Loan with Steel	110	DR	100	CR	10	DR	15	DR	25	DR	25	CR	0
External Dr/Cr with Steel							15	CR	15	CR			15	CR
Investment in Steel			100	DR	100	DR			100	DR	25	DR	125	DR
Steel Accounts
I/Coy Loan with BHPB	110	CR	100	DR	10	CR	15	CR	25	CR	25	DR	0
External Dr/Cr with BHPB							15	DR	15	DR			15	DR
Share Capital			100	CR	100	CR			100	CR	25	CR	125	CR